As filed with the Securities and Exchange Commission on December 13, 2023
Commission File No. 333-268464

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
Pre-Effective Amendment No. 1
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________
JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
(Exact Name of registrant as specified in its charter)
__________________________________

New York	6311	13-3873709
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2900 Westchester Avenue, Purchase, New York 10577
(517) 381-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________________
Carrie L. Chelko, Esq.
Executive Vice President and General Counsel
Jackson National Life Insurance Company
1 Corporate Way, Lansing, MI 48951
(517) 381-5500
(Name and Address of Agent for Service)

Copy to:
Alison Samborn, Esq.
Associate General Counsel, Insurance Legal
Jackson National Life Insurance Company
1 Corporate Way, Lansing, MI 48951
__________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register addition securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act. □

Large accelerated filer □	Accelerated filer □	Non-accelerated filer ☒	Smaller reporting company □	Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

JACKSON MARKET LINK PRO® II
SINGLE PREMIUM DEFERRED INDEX-LINKED ANNUITY

Issued by
Jackson National Life Insurance Company of New York®

The date of this prospectus is __________, 2024. This prospectus contains information about the Contract and Jackson National Life Insurance Company of New York (“Jackson of NY®”) that you should know before investing. This prospectus is a disclosure document and describes all of the Contract’s material features, benefits, rights, and obligations of annuity purchasers under the Contract. The description of the Contract’s material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the Contract are changed after the date of this prospectus, in accordance with the Contract, those changes will be described in a supplemented prospectus. It is important that you also read the Contract and endorsements. Jackson of NY's obligations under the Contract are subject to our financial strength and claims-paying ability. The information in this prospectus is intended to help you decide if the Contract will meet your investment and financial planning needs.

Index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to discuss the Contract’s features, benefits, risks, and fees with your financial professional in order to determine whether the Contract is appropriate for you based upon your financial situation and objectives. Please carefully read this prospectus and any related documents and keep everything together for future reference.

This prospectus describes the Indexes, Terms, Crediting Methods, and Protection Options that we currently offer under the Contract. We reserve the right to limit the number of Contracts that you may purchase. We also reserve the right to refuse any Premium payment. Please confirm with us or your financial professional that you have the most current prospectus that describes the availability and any restrictions on the Crediting Methods and Protection Options.

The Jackson Market Link Pro II Contract is an individual single Premium deferred registered index-linked annuity Contract issued by Jackson of NY. The Contract provides for the potential accumulation of retirement savings and partial downside protection in adverse market conditions. The Contract is a long-term, tax-deferred annuity designed for retirement or other long-term investment purposes. It is available for use in Non-Qualified plans, Qualified plans, Tax-Sheltered annuities, Traditional IRAs, and Roth IRAs.
Jackson of NY is located at 2900 Westchester Avenue, Purchase, New York, 10577. The telephone number is 1-800-599-5651. Jackson of NY is the principal underwriter for these Contracts. Jackson National Life Distributors LLC (“JNLD”), located at 300 Innovation Drive, Franklin, Tennessee 37067, serves as the distributor of the Contracts.

An investment in this Contract is subject to risk including the possible loss of principal and that loss can become greater in the case of an early withdrawal due to charges and adjustments imposed on those withdrawals. See “Risk Factors” beginning on page 6 for more information.

Neither the SEC nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus. It is a criminal offense to represent otherwise. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state where this is not permitted.

• Not FDIC/NCUA insured • Not Bank/CU guaranteed • May lose value • Not a deposit • Not insured by any federal agency

APPENDIX B (INDEX DISCLOSURES)	B-1
BACK COVER	C-1

SUMMARY

Jackson Market Link Pro II is a Registered Index-Linked Annuity (“RILA”) contract. The Contract is an SEC registered, tax deferred annuity that permits you to link your investment to an Index (or multiple Indexes) over a defined period of time ("term"). If the Index Return is positive, the Contract credits any gains in that Index to your Index Account Option Value, subject to the Crediting Method you choose: Cap or Performance Trigger. If the Index Return is negative, the Contract credits losses, which may be either absorbed or offset, subject to a Buffer Protection Option.
The Contract currently offers five Indexes that can be tracked in any combination, which allow for the ability to diversify among different asset classes and investment strategies. There is also a one-year Fixed Account available for election.
At the end of an Index Account Option Term, we will credit an Index Adjustment (which may be positive, negative, or equal to zero) based on the Index Return, Crediting Method, and Protection Option of the Index Account Option selected. Prior to the end of an Index Account Option Term, the Index Account Option Value is equal to the Interim Value, which is the greater of the Index Account Option Value at the beginning of the term adjusted for any withdrawals plus the Index Adjustment subject to any prorated (or guaranteed minimum) Index Adjustment Factors, or zero.

Indexes: Each Index is comprised of or defined by certain securities or by a combination of certain securities and other investments. Please refer to the section titled “Indexes” for a description of each of the Indexes offered on this Contract. The Indexes currently offered on the Contract are the S&P 500, Russell 2000, MSCI Emerging Markets, MSCI EAFE, and the MSCI KLD 400 Social Index.
Crediting Methods: Each Crediting Method provides the opportunity to receive an Index Adjustment based on any positive Index Return at the end of the Index Account Option Term . The Crediting Methods currently offered on the Contract are the Cap, subject to a stated Cap Rate (and an Index Participation Rate) and the Performance Trigger, subject to a stated Performance Trigger Rate. Current Cap Rates, Index Participation Rates, (applicable only with the Cap Crediting Method), and Performance Trigger Rates are provided at the time of application, and to existing owners and financial professionals at any time, upon request. Crediting Methods must be elected before the start of the Term and will apply for the duration of the Term.

• Cap
• This Crediting Method provides a positive Index Adjustment equal to any positive Index Return multiplied by the stated Index Participation Rate, subject to a stated Cap Rate.
• The Cap Rate is the maximum amount of positive Index Adjustment you may receive. This means if the Index Return is in excess of the Cap Rate, your positive Index Adjustment will be limited by (and equal to) the Cap Rate.
• The Index Participation Rate is guaranteed to never be less than 100%. This means it will never reduce your Index Adjustment. If the Index Participation Rate is greater than 100%, it may serve to increase your Index Adjustment.

• An Index Participation Rate or a Cap Rate are not a guarantee of any positive return.

• Performance Trigger
◦ This Crediting Method provides a positive Index Adjustment equal to a stated Performance Trigger Rate if the Index Return is zero or positive.
◦ The Performance Trigger Rate equals the positive Index Adjustment that you will receive if the Index Return is zero or positive, regardless of whether the actual Index Return is higher or lower than the stated Performance Trigger Rate.
◦ A Performance Trigger Rate is not a guarantee of any positive return.

The Index Participation Rate is not available as a stand-alone Crediting Method.

Protection Options: Protection Options provide a level of downside protection if the Index Return is negative. We currently offer a Buffer Protection Option. Current Buffer rates are provided at the time of application.
•A Buffer protects from loss up to a specific amount (typically 10% or 20%). You only incur a loss if the Index declines more than the stated Buffer percentage. For example, if an Index declines 15% and you chose a 10% Buffer, you would incur a loss of 5% for that Index Account Option Term. Available Buffer rates are guaranteed to be no less than 10% or more than 30%.
Index Account Option Terms: The Contract currently offers three term lengths: a 1-Year term, a 3-Year term, and a 6-Year term depending on the Crediting Method and Protection Option you choose.
As of the date of this prospectus, you may currently select the following combination of Crediting Methods, Protection Options, and Index Account Option Terms with any of the available Indexes:

Crediting Methods	Protection Options*	Term Length
	Buffer	1-Year	3-Year	6-Year
Cap	10%, 20%	✓	✓	✓
Performance Trigger	10%	✓	N/A	N/A
* Protection Option rates listed above are the rates currently available as of the date of this prospectus. These rates may be changed from time to time, so you should contact your financial professional or the Jackson of NY Customer Care Center for current rate availability.

The available Crediting Method and Protection Option rates are the new business and renewal rates effective as of the first day of an Index Account Option Term. The rate for a particular Index Account Option Term may be higher or lower than the rate for previous or future Index Account Option Terms. We post all rates online at Jackson.com/RatesJMLP2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term. You may provide reallocation instructions in writing using our Reallocation Form or a Letter of Instruction, or over the phone if you have authorized telephone transactions. If you do not provide timely allocation instructions by close of business on the Index Account Option Term Anniversary of an expiring Index Account Option Term as to how you would like your Index Account Option Value allocated for your next Index Account Option Term, we will generally (i) renew the Index Account Option into the same Index Account Option Term, if available; or (ii) if the same Crediting Method, Protection Option, or Index you elected is not available, we will reallocate the Index Account Option Value(s) to the Fixed Account. See "Automatic Reallocations" beginning on page 24. Such reallocation instructions must be sent to us in written form acceptable to the Company, or via telephone if you have authorized telephone transactions on your account.

We reserve the right to delete or add Index Account Options, Indexes, Crediting Methods, Protection Options, and Index Account Option Terms in the future. There will always be more than one Index Account Option available, and those options will always be identical or similar to one of the options disclosed in this prospectus.

It is possible that an Index may be replaced during an Index Account Option Term. If an Index is replaced during an Index Account Option Term, we will provide you with notice of the substituted Index, and Index Return for the Index Account Option Term will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term. While any substituted Index will need to be approved by regulators prior to replacing your Index, it is possible that you may experience lower Index Return under a substituted Index than you would have if that Index had not been replaced. For more information about replacing Indexes, please see "Replacing an Index" on page 19. We also reserve the right to remove, add or change the combinations in which we offer Indexes, Crediting Methods, Protection Options and Index Account Option Terms in the future. All Indexes, Crediting Methods, Protection Options, and Index Account Option Terms we currently offer may not be available through every selling broker-dealer.

Fixed Account: You also have the option to invest all or a portion of your Contract Value into a Fixed Account. Amounts allocated to the Fixed Account earn compounded interest at a fixed rate for the duration of the term. Currently, we offer a one-year term for amounts allocated to the Fixed Account and at the end of the one-year term, you will have the option of reallocating those amounts to Index Account Options, or to continue with the amounts in the Fixed Account. The credited interest rate on the Fixed Account is set annually and can be changed as each one-year term resets on the Contract Anniversary, subject to a guaranteed minimum interest rate.
There is also a Short Duration Fixed Account Option, which is only available in connection with Intra-Term Performance Locks and spousal continuation, and may not be independently elected. On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option in connection with a spousal continuation adjustment, including interest earned on those amounts, will be reallocated to the 1-year Fixed Account Option unless new allocation instructions have been received by us in Good Order from the spouse continuing the Contract. See “Intra-Term Performance Lock” below in this Summary for information on how the Short Duration Fixed Account Option is used for Intra-Term Performance Lock transfers. In comparison to the one-year Fixed Account Option, the Short Duration Fixed Account Option has lower interest crediting rates, and cannot be independently elected absent an Intra-Term Performance Lock or spousal continuation.
Interim Value Adjustment: Because the Index Account Options are designed to credit an Index Adjustment by measuring the change in the Index Return from the beginning of the Index Account Option Term to the end of the Index Account Option Term, an Interim Value calculation is necessary to determine the daily value of your Index Account Option on any given Business Day for purposes of Intra-Term Performance Locks or withdrawals prior to the end of the Index Account Option Term by measuring the change in your Index Return from the beginning of the Index Account Option Term to the date of the withdrawal (withdrawals in this context include partial or total withdrawals from the Contract, free looks, required minimum distributions ("RMD"), income payments, and death benefit payments).

In calculating the Interim Value adjustment, we use prorated and guaranteed minimum Index Adjustment Factors, which in some instances may serve to reduce any positive Index Adjustment, as well as increase any negative Index Adjustment we credit when compared to the Index Adjustment you would have received if you had waited until the end of your Index Account Option Term to take your withdrawal. This is because the Index Adjustment Factors are prorated by the time elapsed during the Index Account Option Term. In other words, the values are determined by multiplying the Index Adjustment Factor by the number of days elapsed so far during the Index Account Option Term and then dividing by the total number of days in the Index Account Option Term. Likewise, guaranteed minimum Index Adjustment Factors are lower than the Index Adjustment Factors that would be used to calculate your Index Adjustment at the end of the Index Account Option Term.

When calculating your Interim Value, we will compare the (non-guaranteed) prorated Index Adjustment Factors to the guaranteed minimum Index Adjustment Factors. If the guaranteed minimum Index Adjustment Factor is greater than the prorated Index Adjustment Factor determined based on time elapsed during the Index Account Option Term, then we will use the higher guaranteed minimum Index Adjustment Factor to calculate your Interim Value. This means, if the guaranteed minimum Index Adjustment Factors result in a higher Interim Value, we will apply the higher Interim Value. For an example illustrating the proration of Index Adjustment Factors and the use of guaranteed minimum Index Adjustment Factors, please see "Interim Value" on page 17. We do not prorate the Index Participation Rate. Any negative adjustment could be significant and impact the amount of Contract Value available for future withdrawals. In addition to Interim Value adjustments, withdrawals taken in the first six Contract Years may also be subject to Withdrawal Charges, which could further reduce the amount you receive when requesting a withdrawal.

Each time you take a withdrawal from an Index Account Option before the end of your Index Account Option Term, we will recalculate your Index Account Option Value, based on an Interim Value adjustment, which could be zero, positive or negative. The Index Account Option Value is reduced proportionally to the Contract Value for each withdrawal. This means if you withdraw 10% of your Contract Value, your Index Account Option Value will also be reduced by 10%. If an Interim Value adjustment is positive, your Index Account Option Value will be decreased by less than the amount of the withdrawal; in other words, on less than a dollar for dollar basis. If an Interim Value adjustment is negative, your Index Account Option Value will be decreased by more than the amount of the withdrawal; in other words, on more than a dollar for dollar basis.

Intra-Term Performance Lock: Intra-Term Performance Lock is currently available only with the Cap Crediting Method. This feature allows you to transfer the full Interim Value from your selected Index Account Option into the Short Duration Fixed Account Option, where it will earn the declared Short Duration Fixed Account rate of interest beginning on the Intra-Term Performance Lock Date until the next Contract Anniversary. You can view the Interim Value for your Index Account Option(s) as of the end of the previous Business Day in your account on jackson.com or by contacting us via phone at 1-800-599-5651. We use the Interim Value calculated at the end of the Business Day after we receive your request. This means you will not be able to determine in advance your "locked in" Interim Value, and it may be higher or lower than it was on the Business Day we received your Intra-Term Performance Lock request. Any such transfers are subject to an Interim Value adjustment, as discussed immediately above in this Summary section, which can substantially reduce your Index Account Option Value. An Intra-Term Performance Lock ends the Index Account Option Term for the Index Account Option out of which it is transferred, effectively terminating that Index Account Option. Once an Intra-Term Performance Lock has been processed, it is irrevocable.

On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option as part of an Intra-Term Performance Lock, including interest earned on those amounts, will be reallocated into a new Index Account Option identical to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term. For more information on what happens if the same Index Account Option is unavailable, see "Automatic Reallocations" beginning on page 24.

Any interest credited to the Contract, whether from allocations to the Index Account Options or the Fixed Account, is backed by the creditworthiness and claims-paying ability of Jackson National Life Insurance Company of New York.
You are permitted to make transfers and withdrawals under the terms of the Contract. Full and partial transfers among Index Account Options or between Index Account Options and the Fixed Account are permissible only at the end of the Index Account Option Term or Fixed Account term unless you are executing an Intra-Term Performance Lock. Withdrawals taken during the first six years of the Contract may be subject to Withdrawal Charges and withdrawals taken from Index Account Options may be subject to an Interim Value adjustment. Depending on the Crediting Method, Protection Option, Index selected, and the amount of time that has elapsed in the Index Account Option Term, this adjustment could be substantial. For more information on the Interim Value adjustment and how it may affect your Contract please see "Interim Value" beginning on page 17.
Registered Index-Linked Annuities are long term investments, subject to a potentially substantial loss of principal. Working with a financial professional, you should carefully consider which Indexes, Crediting Methods, and Protection Options (or combinations thereof) are right for you based on your risk tolerance, investment objectives, and other relevant factors. Not all options may be suitable for all investors, including the overall purchase of a RILA.
Contract Overview

Contract	Individual single premium deferred registered index-linked annuity contract
Minimum Premium	$25,000
Issue Ages	0 - 85
Contract Value	The sum of the Fixed Account Value and the Index Account Value.
Index Account Options	Each Index Account Option is defined by an Index, a Crediting Method, a Protection Option, and a Term length. The Crediting Method and Protection Option you choose define the parameters under which the positive or negative Index Adjustment will be credited.
Index Account Option Term	Terms currently available under the Contract are 1, 3, and 6 years in length.
Index	The Indexes currently offered under the Contract are: - S&P 500 Index - Russell 2000 Index - MSCI EAFE Index - MSCI Emerging Markets Index - MSCI KLD 400 Social Index
Crediting Method	The Crediting Methods currently offered under the Contract are: - Cap - Performance Trigger
Protection Options	We currently offer a Buffer Protection Option under the Contract.
Intra-Term Performance Lock
This feature allows you to lock in your Interim Value prior to the end of your Index Account Option Term on Index Account Options. If you elect an Intra-Term Performance Lock, your full Interim Value as of the Intra-Term Performance Lock Date will be transferred into the Short Duration Fixed Account Option and the Index Account Option Term will end. Intra-Term Performance Lock is currently only available with elections of the Cap Crediting Method. For more information, see "Intra-Term Performance Lock" beginning on page 25.

Fixed Account	A Contract Option which provides a declared amount of interest over a stated period.
Interim Value
The daily value of your Index Account Option on any given Business Day prior to the end of an Index Account Option Term. The Interim Value is calculated using prorated Index Adjustment Factors, where applicable, based on the elapsed portion of the Index Account Option Term and guaranteed minimum Index Adjustment Factors. Please note: the Index Participation Rate is never prorated.

Transfers	You may request a transfer to or from the Fixed Account and to or from the Index Account Options. You may also request transfers among the available Index Account Options. Transfers among Index Account Options or between Index Account Options and the Fixed Account are permissible only at the end of the Index Account Option Term or Fixed Account term unless you are executing an Intra-Term Performance Lock. The effective date of transfers other than those in connection with an Intra-Term Performance Lock is the first day of the Fixed Account term and/or an Index Account Option Term into which a transfer is made.

Access to Your Money	You may withdraw some or all of your money at any time prior to the Income Date. For any withdrawal from an Index Account Option, an Interim Value adjustment as of the date of the withdrawal will apply and may substantially reduce your Index Account Option Value. In addition, a withdrawal taken in excess of the Free Withdrawal amount may be subject to additional Withdrawal Charges.
Withdrawal Charge
A percentage charge applied to withdrawals in excess of the Free Withdrawal amount, including partial and total withdrawals.

Withdrawal Charges apply during the first six years of the Contract as follows:

      Number of Complete
Contract Years since Issue Date Withdrawal Charge Percentage
                   0…………………………………………………..8.00%
                   1…………………………………………………..8.00%
                   2…………………………………………………..7.00%
                   3…………………………………………………..6.00%
                   4…………………………………………………. 5.00%
                   5…………………………………………………..4.00%
             6 or more………………………………………....…...0.00%

For more information about Withdrawal Charges, including details about when you may be entitled to a waiver of Withdrawal Charges, please see the section titled “WITHDRAWAL CHARGE" on page 28.

Death Benefit	For Owners 80 or younger at the Issue Date of the Contract, the standard death benefit (known as the Return of Premium death benefit) is the greater of the Contract Value or the Premium you paid into the Contract (reduced proportionately by the percentage reduction in the Index Account Option Value and the Fixed Account Value for each partial withdrawal (including any applicable Withdrawal Charge)).

For Owners age 81 or older at the Issue Date of the Contract, the standard death benefit is the Contract Value.
Income Options
You can choose to begin taking income from your Contract no sooner than 13 months after the Issue Date, or anytime thereafter. All of the Contract Value must be annuitized. Withdrawal Charges (if you begin taking income in the first Contract Year) will apply, and we will use your Interim Value (if you begin taking income on any day other than the Index Account Option Term Anniversary) to calculate your income payments. You may choose from the following annuitization options:
- Life Income
- Joint Life and Survivor Income
- Life Income with Guaranteed Payments for 10 Years or 20 Years
- Life Income for a Specified Period

Once an income option has been selected, and payments begin, the income option may not be changed. No withdrawals will be permitted once the contract is in the income phase. For more information about income options, please see the section titled "Income Options" on page 30.

Charges and Expenses
You will bear the following charges and expenses:
- Withdrawal Charges, during the first six Contract Years; and
- Premium and Other Taxes.

Additionally, if you take a withdrawal before the end of your Term (including Required Minimum Distributions, income payments, death benefit payments, Free Looks and Intra-Term Performance Locks), we will calculate an Interim Value adjustment, which may serve to limit amounts credited to less than the amount of the Index Return on the date of the withdrawal. Also, in the case of a withdrawal before the end of the Term where the Index Return is negative, less protection may be provided the earlier in the Term the withdrawal occurs. Please note that the Contract also imposes Caps that can limit amounts credited to less than the amount of the Index Return on the date of the withdrawal.

Free Look Provision	You may cancel the Contract within a certain time period after receiving it by returning the Contract to us or to the financial professional who sold it to you. This is known as a “Free Look.” We will return your Contract Value and we will not deduct a Withdrawal Charge. Free Looks are subject to Interim Value adjustments.

RISK FACTORS

The purchase of the Contract and the features you elect involve certain risks. You should carefully consider the following factors, in addition to considerations listed elsewhere in this prospectus, prior to purchasing the Contract.

Risk of Loss. An investment in an index-linked annuity is subject to the risk of loss. You may lose money, including the loss of principal.

Liquidity. We designed the Contract to be a long-term investment that you may use to help save for retirement. If you take withdrawals from your Contract during the withdrawal charge period, withdrawal charges may apply. In addition, each time you take a withdrawal prior to the end of the Index Account Option Term, we will recalculate your Index Account Option Value, based on an Interim Value adjustment, which could be positive or negative. In doing so, we use prorated Index Adjustment Factors, where applicable, and guaranteed minimum Index Adjustment Factors, which serve to reduce any positive Index Adjustment, as well as increase any negative Index Adjustment we credit. Please note: the Index Participation Rate is never prorated. Any negative adjustment could be significant and impact the amount of Contract Value available for future withdrawals. In addition, amounts withdrawn from this Contract may also be subject to taxes and a 10% additional federal tax penalty if taken before age 59½. If you plan on taking withdrawals that will be subject to withdrawal charges and/or taking withdrawals before age 59½, this Contract may not be appropriate for you.

Limitations on Transfers. You can transfer Contract Value among the Index Account Options and the Fixed Account only at designated times (on the Index Account Option Term Anniversary for amounts invested in Index Account Options, and Contract Anniversaries for amounts invested in the Fixed Account). You cannot transfer out of a current Index Account Option to another Index Account Option (or to the Fixed Account) until the Index Account Option Term Anniversary (unless you are executing an Intra-Term Performance Lock) and you cannot transfer out of the Fixed Account to an Index Account Option until the Contract Anniversary. In all cases, the amount transferred can only be transferred to a new Index Account Option or Fixed Account. This may limit your ability to react to market conditions. You should consider whether the inability to reallocate Contract Value during the elected investment terms is consistent with your financial needs and risk tolerance. For more information about transfers, please see the section titled "Transfers and Reallocations" on page 24.

Reallocations. You should understand that a new Cap Rate, Index Participation Rate (applicable only with the Cap Crediting Method), or Performance Trigger Rate will go into effect on the Index Account Option Term Anniversary for all new Index Account Option Terms. Such rates could be lower, higher, or equal to your current Crediting Method percentage rate. We post all rates online at Jackson.com/RatesJMLP2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term. You may provide reallocation instructions in writing using our Reallocation Form or a Letter of Instruction, or over the phone if you have authorized telephone transactions. If you do not provide timely allocation instructions by close of business on the Index Account Option Term Anniversary of an expiring Index Account Option Term as to how you would like your Index Account Option Value allocated for your next Index Account Option Term, we will generally (i) renew the Index Account Option into the same Index Account Option Term, if available; or (ii) if the same Crediting Method, Protection Option, or Index you elected is not available, we will reallocate the Index Account Option Value(s) to the Fixed Account. See "Automatic Reallocations" beginning on page 24. Such reallocation instructions must be sent to us in written form acceptable to the Company, or via telephone if you have authorized telephone transactions on your account. For more information on how rates are set and communicated, please see the subsection titled "Crediting Methods" under "Additional Information About the Index Account Options" beginning on page 20. This will occur even if the Fixed Account and/or specific Index Account Option is no longer appropriate for your investment goals. For more information about transfers, please see the section titled "Transfers and Reallocations" on page 24.

Loss of Contract Value. There is a risk of substantial loss of Contract Value (except for amounts allocated to the Fixed Account) due to any negative Index Return that exceeds the Buffer amount. If any negative Index Return exceeds the Buffer you have elected at the end of the Index Account Option Term, you will realize the amount of loss associated with your elected Protection Option. Buffers are not cumulative, and their protection does not extend beyond the length of any given Index Account Option Term. If you keep amounts allocated to an Index Account Option over multiple Index Account Option Terms in which negative Index Adjustments are made, the total combined loss of Index Account Option Value over those multiple Index Account Option Terms may exceed the stated limit of any applicable Protection Option for a single Index Account Option Term.

No Ownership of Underlying Securities. You have no ownership rights in the securities that comprise an Index. Purchasing the Contract is not equivalent to purchasing shares in a mutual fund that invests in securities comprising the Indexes nor is it equivalent to directly investing in such securities. You will not have any ownership interest or rights in the securities, such as voting rights, or the right to receive dividend payments, or other distributions. Index returns would be higher if they included the dividends from the component securities.

Tracking Index Performance. When you allocate money to an Index Account Option, the value of your investment depends in part on the performance of the applicable Index. The performance of an Index is based on changes in the values of the securities or other investments that comprise or define the Index. The securities comprising or defining the Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index Return may cause you to realize investment losses. The historical performance of an Index or an Index Account Option does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a term.

While you will not directly invest in an Index, if you choose to allocate amounts to an Index Account Option, you are indirectly exposed to the investment risks associated with the applicable Index as the Contract performance tracks the Index Return and then your elected Crediting Methods and Protection Option are applied based on that performance. Because each Index is comprised or defined by a collection of equity securities, each Index is exposed to market fluctuations that may cause the value of a security to change, sometimes rapidly and unpredictably.
Limits on Investment Return.

•Cap Rate. If you elect a Cap Crediting Method, the highest possible return that you may achieve on your investment is equal to the Cap Rate, or "Cap". The Cap therefore limits the positive Index Adjustment, if any, that may be credited to your Contract for a given Index Account Option Term. The Caps do not guarantee a certain amount of minimum Index Adjustment credited. Any Index Adjustment based on a Cap Crediting Method may be less than the positive return of the Index. This is because any positive return of the Index that we credit to your Index Account Option Value is subject to a maximum in the form of a Cap, even when the positive Index Return is greater.

•Performance Trigger Rate. If you elect a Performance Trigger Crediting Method, the highest possible return that you may achieve is equal to the Performance Trigger Rate. The Performance Trigger Rate therefore limits the positive Index Adjustment, if any, that may be credited to your Contract for a given Index Account Option Term. The Performance Trigger Rates do not guarantee a minimum Index Adjustment amount. Any Index Adjustment credited for a Performance Trigger Crediting Method may be less than the positive return of the Index. This is because any positive return of the Index that we credit to your Index Account Option Value is always equal to the Performance Trigger Rate, even when the positive Index Return is greater.

Cap and Performance Trigger Rates are not annual rates. For Index Account Option Terms that are longer than one year, the rates would be lower on an annual basis.

In addition, each time you take a withdrawal, we will recalculate your Index Account Option Value, based on an Interim Value adjustment, which could be zero, positive or negative. In doing so, we prorate the Cap and Performance Trigger Rates based on the number of days that elapsed in the Term and then compare against guaranteed minimum Index Adjustment Factors. If the guaranteed minimum Index Adjustment Factor is greater than the prorated Index Adjustment Factor determined based on time elapsed during the Index Account Option Term, then we will use the higher guaranteed minimum Index Adjustment Factor to calculate your Interim Value. Regardless of whether we use the (non-guaranteed) prorated Index Adjustment Factors or the guaranteed minimum Index Adjustment Factors, this means you will not experience the full advantage of the stated Cap or Performance Trigger. This could serve to decrease any positive Index Adjustment we credit.

New rates go into effect at the start of each new Index Account Option Term. Such rates could be lower, higher, or equal to the current rate. If a new rate is unacceptable to you, you will have to reallocate your Contract Value to a different Index Account Option or to the Fixed Account. There is a risk that these other investment options will also not be satisfactory to you.

Buffers. If you allocate money to an Index Account Option, Index fluctuations may cause an Index Adjustment to be negative at the end of the Index Account Option Term despite the application of the Buffer Protection Option. When you elect a Buffer, a negative Index Return will result in a negative Index Adjustment if the negative Index Return exceeds the Buffer.

If we credit your Contract with a negative Index Adjustment, your Index Account Option Value will be reduced. Buffers are not cumulative, and their protection does not extend beyond the length of any given Index Account Option Term. Any portion of your Contract Value allocated to an Index Account Option will benefit from the protection of the Buffer for that Index Account Option Term only. A new Buffer will be applied to subsequent Index Account Option Terms. You assume the risk that you will incur a loss and that the amount of the loss could be significant. You also bear the risk that sustained negative Index Return may result in a zero or negative Index Adjustment being credited to your Index Account Option Value over multiple Index Account Option Terms.

In addition, each time you take a withdrawal, we will recalculate your Index Account Option Value, based on an Interim Value adjustment, which could be zero, positive or negative. In doing so, we prorate the Buffer based on the number of days that elapsed in the Term and then compare against guaranteed minimum Index Adjustment Factors. If the guaranteed minimum Index Adjustment Factor is greater than the prorated Index Adjustment Factor determined based on time elapsed during the Index Account Option Term, then we will use the higher guaranteed minimum Index Adjustment Factor to calculate your Interim Value. Regardless of whether we use the (non-guaranteed) prorated Index Adjustment Factors or the guaranteed minimum Index Adjustment Factors, this means you will not have the full protection of the stated Buffer. This could serve to increase any negative Index Adjustment we credit.

If an Index Account Option Value is credited with a negative Index Adjustment for multiple Index Account Option Terms, the total combined loss of Index Account Option Value over those multiple Index Account Option Terms may exceed the stated limit of any applicable Buffer for a single Index Account Option Term.

Buffers are not annual rates. For Index Account Option Terms that are longer than one year, the rates would be lower on an annual basis.

Elimination, Suspension, Replacements, Substitutions, and Changes to Indexes, Crediting Methods, and Terms. We may replace an Index if it is discontinued or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If we substitute an Index, the performance of the new Index may differ from the original Index, and you may not be able to achieve the level of Index Return you anticipated. If an Index is replaced during an Index Account Option Term, the Index Return for the Index Account Option Term will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term, as follows:

Example: Assume that you allocate Contract Value to a 6-Year Index Account Option with the S&P 500 Index and the index value is $1,000 at the beginning of the term. After 2 years, the S&P 500 Index is discontinued and replaced by the MSCI EAFE Index. On the day of the replacement, the S&P 500 Index is $1,100, so the Index Return as of that date is 10%. The MSCI EAFE index value on the day of the replacement is 2,000. Going forward, your Index Return for the remainder of the Index Account Option Term will be equal to 10% plus the calculated return of the MSCI EAFE Index from the replacement date. This means that one year later, on your third Contract Anniversary, if the MSCI EAFE Index is $1,900, your Index Return would be 10% + (-5%) = 5%.

A substitution of an Index during an Index Account Option Term will not cause a change in the Crediting Method, Protection Option, or Index Account Option Term length. No Interim Value adjustment will apply if we substitute an Index.

Changes to the Cap Rates, Index Participation Rates (applicable only with the Cap Crediting Method), or Performance Trigger Rates, if any, occur at the beginning of the next Index Account Option Term. The guaranteed minimum Buffer will not change for the life of your Contract. Available Buffer Rates are guaranteed never to be less than 10% or more than 30%.
We may also add or remove an Index, Index Account Option Term, Crediting Method, or Protection Option during the time that you own the Contract. You bear the risk that we may eliminate an Index Account Option or certain Index Account Option features and replace them with new options and features that are not acceptable to you. We will not add any Index, Index Account Option Term, Crediting Method, or Protection Option until the new Index or Crediting Method has been approved by the insurance department in your state. Any addition, substitution, or removal of an Index, Crediting Method, Protection Option, or Index Account Option Term will be communicated to you in writing.
Intra-Term Performance Lock. Because an Intra-Term Performance Lock utilizes Interim Value on the Intra-Term Performance Lock Date, you may receive less on the date you exercise your Intra-Term Performance Lock than you would have had you exercised your Intra-Term Performance Lock on a different date. Because the calculation of Interim Value utilizes pro-

rated Index Adjustment Factors (where applicable) and guaranteed minimum Index Adjustment Factors, you may receive less than you would have received had you not exercised an Intra-Term Performance Lock and instead remained invested until the end of your Index Account Option Term when you would have realized the full value of your Index Adjustment Factors. Please note: the Index Participation Rate is never prorated. When you exercise an Intra-Term Performance Lock, you must transfer the full Interim Value from the selected Index Account Option to the Short Duration Fixed Account Option, which means you will not get the benefit of any positive Index market performance for the remainder of that Contract Year. Once you have exercised an Intra-Term Performance Lock, the Interim Value transferred to the Short Duration Fixed Account Option will be inaccessible for transfer until the next Contract Anniversary. It is possible that the same combination of options that made up the Index Account Option on which you exercised your Intra-Term Performance Lock may no longer be available or may have different rates once you reach the Contract Anniversary, thus preventing you from being reallocated into an identical Index Account Option. Further, once you have exercised an Intra-Term Performance Lock, it is irrevocable.

Issuing Company. No company other than Jackson of NY has any legal responsibility to pay amounts that Jackson of NY owes under the Contract. The amounts you invest are not placed in a registered separate account, and your rights under the Contract to invested assets and the returns on those assets are subject to the claims paying ability of Jackson of NY. You should review and be comfortable with the financial strength of Jackson of NY for its claims-paying ability.

Effects of Withdrawals, Annuitization, or Death. If any of the following are taken during the Index Account Option Term, they could be subject to an Interim Value adjustment that could reduce your Index Account Option Value: a partial or total withdrawal, Required Minimum Distribution ("RMD"), free look, Intra-Term Performance Lock, income payment, or the Contract Value element of a death benefit payment . Such reduction could be significant. The Interim Value adjustment may result in an Index Adjustment that is less than the Index Adjustment you would have received if you had held the investment until the end of the Index Account Option Term. If you take a withdrawal when the Index Return is negative, your remaining Contract Value may be significantly less than if you waited to take the withdrawal when the Index Return was positive. In addition, partial and total withdrawals taken during the first six Contract Years may be subject to a Withdrawal Charge.

All withdrawals, including RMDs, will be taken proportionately from each of your Index Account Options and Fixed Account unless otherwise specified. Withdrawals can also reduce the Death Benefit. Any Return of Premium death benefit will be reduced in a pro-rated amount. Pro rata reductions can be greater than the actual dollar amount of your withdrawal.
In addition, since all withdrawals reduce the Contract Value, withdrawals will also reduce the amount that can be taken as income since such amount is determined by the Contract Value on the Income Date. The Latest Income Date for this contract is age 95.
If your Contract Value falls below the minimum contract value remaining as a result of a withdrawal (as stated in your Contract), we may terminate your Contract.

GLOSSARY

These terms are capitalized when used throughout this prospectus because they have special meaning. In reading this prospectus, please refer back to this glossary if you have any questions about these terms.

Adjusted Index Return - the percentage change in an Index value measured from the start of an Index Account Option Term to the end of the Index Account Option Term, adjusted based on the Cap Rate, Index Participation Rate (applicable only with the Cap Crediting Method), and Performance Trigger Rate, as applicable. On any day during an Index Account Option Term prior to the end of the Term, the percentage change in the Index value measured from the start of the Index Account Option Term and the current Index value as of that day, adjusted based on the applicable prorated or guaranteed minimum Crediting Method rates (e.g. Cap Rate/Performance Trigger Rate). If the Index return is negative, we apply the prorated (or guaranteed minimum if higher) Buffer Protection Option that you have elected. The Index Participation Rate is not prorated when calculating the Adjusted Index Return.

Annuitant – the natural person on whose life annuity payments for this Contract are based. The Contract allows for the naming of joint Annuitants. Any reference to the Annuitant includes any joint Annuitant.

Beneficiary – the natural person or legal entity designated to receive any Contract benefits upon the Owner’s death. The Contract allows for the naming of multiple Beneficiaries.

Buffer - a Protection Option and an Index Adjustment Factor. A Buffer is the amount of negative Index price change before a negative Index Adjustment is credited to the Index Account Option Value at the end of an Index Account Option Term, expressed as a percentage. A Buffer protects from loss up to a stated amount. You only incur a loss if the Index declines more than the stated Buffer percentage during the Index Account Option Term (though it is possible to incur a loss in excess of the stated Buffer percentage if you make a withdrawal prior to the end of the Index Account Option Term).

Business Day - any day that the New York Stock Exchange is open for business during the hours in which the New York Stock Exchange is open. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time).

Cap Rate ("CR") or Cap - one of two currently available Crediting Methods, and an Index Adjustment Factor. The Cap Rate is the maximum positive Index Adjustment, expressed as a percentage, that will be credited to an Index Account Option under the Cap Crediting Method at the end of each Index Account Option Term after application of the Index Participation Rate.

Contract - the single premium deferred index-linked annuity contract and any optional endorsements you may have selected.

Contract Anniversary - the Business Day on or immediately following each one-year anniversary of the Issue Date.

Contract Option - one of the options offered by the Company under this Contract. The Contract Options for this product are the Fixed Account and Index Account.

Contract Value - the sum of the allocations to the Fixed Account and the Index Account.

Contract Year - the succeeding twelve months from a Contract’s Issue Date and every anniversary. The first Contract Year (Contract Year 0-1) starts on the Contract’s Issue Date and extends to, but does not include, the first Contract Anniversary. Subsequent Contract Years start on an anniversary date and extend to, but do not include, the next anniversary date.

For example, if the Issue Date is January 15, 2023 then the end of Contract Year 1 would be January 14, 2024, and January 15, 2024, which is the first Contract Anniversary, begins Contract Year 2.

Crediting Method - the general term used to describe a method of crediting the applicable positive Index Adjustment at the end of an Index Account Option Term.

End-Term Performance Lock - a Contract feature that allows for the automatic reallocation of positive Index Adjustments from Index Account Options into the Fixed Account at the end of each Index Account Option Term.

Fixed Account - a Contract Option in which amounts earn a declared rate of interest for a one year period.

Fixed Account Option - An option within the Fixed Account for allocation of Premium or Contract Value defined by its term.

Fixed Account Minimum Interest Rate - the minimum interest rate applied to the Fixed Account, guaranteed for the life of the Contract.

Fixed Account Value - the value of the portion of the Premium allocated to the Fixed Account. The Fixed Account Value is equal to Premium allocated to the Fixed Account, plus interest credited daily at never less than the Fixed Account Minimum Interest Rate for the Contract per annum, less any partial withdrawals including any Withdrawal Charges on such withdrawals, and any amounts transferred out of the Fixed Account.

Good Order - when our administrative requirements, including all information, documentation and instructions deemed necessary by us, in our sole discretion, are met in order to issue a Contract or execute any requested transaction pursuant to the terms of the Contract.

Income Date - the date on which Income Payments are scheduled to begin as described in the Income Provisions.

Index - a benchmark used to determine the positive or negative Index Adjustment credited, if any, for a particular Index Account Option.

Index Account - a Contract Option in which amounts are credited positive or negative index-linked interest for a specified period.

Index Account Option - an option within the Index Account for allocation of Premium, defined by its term, Index, Crediting Method, and Protection Option.

Index Account Option Term - the selected duration of an Index Account Option.

Index Account Option Term Anniversary - the Business Day concurrent with or immediately following the end of an Index Account Option Term.

Index Account Option Value - the value of the portion of Premium allocated to an Index Account Option.

Index Account Value - the sum of the Index Account Option Values.

Index Adjustment - an adjustment to Index Account Option Value at the end of each Index Account Option Term, or at the time of withdrawal of Index Account Option Value. Index Adjustments can be zero, positive, or negative, depending on the performance of the selected Index, Crediting Method, and Protection Option. The Index Adjustment is equal to the Adjusted Index Return. During an Index Account Option Term, the Index Adjustment is equal to the Adjusted Index Return, which is further adjusted by any prorated or guaranteed minimum Index Adjustment Factors, where applicable. Please note: the Index Participation Rate is never prorated.

Index Adjustment Factor(s) - the parameters used to determine the amount of an Index Adjustment. These parameters are specific to the applicable Crediting Method and Protection Option. Cap Rates, Performance Trigger Rates, Index Participation Rates (applicable only with the Cap Crediting Method), and Buffers are all Index Adjustment Factors.

Index Participation Rate ("IPR") - the percentage applied to any positive Index Return in the calculation of the Index Adjustment for the Cap Crediting Method. The IPR is an Index Adjustment Factor, and is declared at the beginning of the Index Account Option term. The IPR is guaranteed to be at least 100%, and will never serve to decrease an Index Adjustment. The IPR is not a stand-alone Crediting Method. It is applicable only with the Cap Crediting Method.

Index Return - the percentage change in an Index value measured from the start of an Index Account Option Term to the end of the Index Account Option Term.

Interim Value - the Index Account Option Value during the Index Account Option Term. The Interim Value will never be less than zero. On each day of the Index Account Option Term prior to the end of the Index Account Option Term, the Interim Value is the greater of the Index Account Option Value on the first day of the term (which equals any Premium or Contract Value allocated to the Index Account Option on that day) reduced for any withdrawals (including Required Minimum Distributions, income payments, the Contract Value element of death benefits, and Free Looks) or Intra-Term Performance Locks transferred from the Index Account Option during the term, including any Withdrawal Charges, in the same proportion as the Interim Value was reduced on the date of the withdrawal or Intra-Term Performance Lock, plus the prorated Index Adjustment subject to prorated (based on the elapsed portion of the Index Account Option Term) or guaranteed minimum Index Adjustment Factors, where applicable, or zero. The Interim Value uses applicable prorated Index Adjustment Factors (based on the elapsed portion of the Index Account Option Term) or guaranteed minimum Index Adjustment Factors, if higher, but the Index Participation Rate is not prorated for purposes of calculating Interim Value prior to the end of the Index Account Option Term. The Interim Value is calculated on each day of the Index Account Option Term, other than the first and last days, and is the amount of Index Account Option Value available for withdrawal or Intra-Term Performance Lock prior to the end of the Index Account Option Term.

Intra-Term Performance Lock- a Contract feature that permits the one-time reallocation of Interim Value from an Index Account Option to the Short Duration Fixed Account Option prior to the end of the Index Account Option Term.

Intra-Term Performance Lock Date - the date Interim Value is reallocated to the Short Duration Fixed Account Option in connection with an Intra-Term Performance Lock.

Issue Date - the date your Contract is issued.

Jackson of NY, JNLNY, we, our, or us – Jackson National Life Insurance Company of New York. (We do not capitalize “we,” “our,” or “us” in the prospectus.)

Latest Income Date ("LID") - the date on which you will begin receiving income payments. The Latest Income Date is the Contract Anniversary on which the Owner will be 95 years old, or such date allowed by the Company on a non-discriminatory basis or required by a qualified plan, law or regulation.

Owner, you or your – the natural person or legal entity entitled to exercise all rights and privileges under the Contract. Usually, but not always, the Owner is the Annuitant. The Contract allows for the naming of joint Owners. (We do not capitalize “you” or “your” in the prospectus.) Any reference to the Owner includes any joint Owner.

Performance Trigger Rate ("PTR") - one of two currently available Crediting Methods, and an Index Adjustment Factor. The PTR is the amount of positive Index Adjustment, expressed as a percentage, that will be credited to an Index Account Option under the Performance Trigger Crediting Method at the end of each Index Account Option Term if the performance criteria are met.

Premium - consideration paid into the Contract by or on behalf of the Owner. The maximum Premium payment you may make without prior approval is $1 million. This maximum amount is subject to further limitations at any time.

Protection Option - the general term used to describe the Buffer Index Adjustment Factor. Protection Options provide varying levels of partial protection against the risk of loss of Index Account Option Value when Index Return is negative.

Remaining Premium - total Premium paid into the Contract, reduced by withdrawals of Premium, including Withdrawal Charges, before withdrawals are adjusted for any applicable charges.

Required Minimum Distributions ("RMDs") – for certain qualified contracts, the amount defined under the Internal Revenue Code as the minimum distribution requirement as applied to your Contract only. This definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the Owner of a qualified contract.

Withdrawal Charge - a charge that is applied to withdrawals in excess of the free withdrawal during the first six years of the Contract, expressed as a percentage of Remaining Premium,

Withdrawal Value - the amount payable upon a total withdrawal of Contract Value. The Withdrawal Value is equal to the Contract Value, subject to any applicable positive or negative Interim Value adjustment, less any applicable Withdrawal Charge.

THE ANNUITY CONTRACT

Your Contract is a contract between you, the Owner, and us. The Contract is an individual single Premium deferred index-linked annuity. Your Contract and any endorsements are the formal contractual agreement between you and the Company. This prospectus is a disclosure document and describes all of the Contract’s material features, benefits, rights, and obligations of annuity purchasers under the Contract.

Your Contract is intended to help facilitate your retirement savings on a tax-deferred basis, or other long-term investment purposes, and provides for a death benefit. Purchases under tax-qualified plans should be made for other than tax deferral reasons. Tax-qualified plans provide tax deferral that does not rely on the purchase of an annuity contract. We will not issue a Contract to someone older than age 85.

Your Premium and Contract Value may be allocated to:

•the Fixed Account, in which amounts earn a declared rate of interest for a certain period,
• the Index Account, in which amounts may be allocated to the Index Account Options, which are currently available with a variety of Crediting Methods and term lengths, and certain Protection Options, all of which may be credited with a zero, positive, or negative Index Adjustment based upon the performance of a specified Index.
Your Contract, like all deferred annuity contracts, has two phases:

•the accumulation phase, when your Premium may accumulate value based upon the Index Adjustment and/or Fixed Account interest credited, and
•the income phase, when we make income payments to you.
As the Owner, you can exercise all the rights under your Contract. In general, joint Owners jointly exercise all the rights under the Contracts. In some cases, such as telephone and internet transactions, joint Owners may authorize each joint Owner to act individually. On jointly owned Contracts, correspondence and required documents will be sent to the address of record of the first Owner identified in your Contract.

Owner. As Owner, you may exercise all ownership rights under the Contract. Usually, but not always, the Owner is the Annuitant. The Contract allows for the naming of joint Owners. Only two joint Owners are allowed per Contract. Any reference to the Owner includes any joint Owner. Joint Owners have equal ownership rights, and as such, each Owner must authorize any exercise of Contract rights unless the joint Owners instruct us in writing to act upon authorization of an individual joint Owner.

Ownership Changes. To the extent allowed by law, we reserve the right to refuse ownership changes at any time on a non-discriminatory basis, as required by applicable law or regulation. You may request to change the Owner or joint Owner of this Contract by sending a signed, dated request to our Jackson of NY Customer Care Center. The change of ownership will not take effect until it is approved by us, unless you specify another date, and will be subject to any payments made or actions taken by us prior to our approval. We will use the oldest Owner's age for all Contract purposes. No person whose age exceeds the maximum issue age allowed by Jackson of NY as of the Issue Date of the Contract may be designated as a new Owner.

Jackson of NY assumes no responsibility for the validity or tax consequences of any ownership change. If you make an ownership change, you may have to pay taxes. We encourage you to seek legal and/or tax advice before requesting any ownership change.

Annuitant. The Annuitant is the natural person on whose life income payments for this Contract are based. If the Contract is owned by a natural person, you may change the Annuitant at any time before you begin taking income payments by sending a written, signed and dated request to the Jackson of NY Customer Care Center. If the Contract is owned by a legal entity, we will use the oldest Annuitant's age for all Contract purposes unless otherwise specified in your Contract. Contracts owned by legal entities are not eligible for Annuitant changes. The Annuitant change will take effect on the date you signed the change request, unless you specify otherwise, subject to any payments made or actions taken by us prior to receipt of the request in Good Order. We reserve the right to limit the number of joint Annuitants to two. If the Contract is owned by a legal entity, the Annuitant(s) will be entitled to the benefits of the waivers of Withdrawal Charges for extended care, as described more fully in your Contract.

Beneficiary. The Beneficiary is the natural person or legal entity designated to receive any Contract benefits upon the first Owner's death. The Contract allows for the naming of multiple Beneficiaries. You may change the Beneficiary(ies) by sending a written, signed and dated request to the Jackson of NY Customer Care Center. If an irrevocable Beneficiary was previously designated, that Beneficiary must consent in writing to any change of Beneficiary(ies). The Beneficiary change will take effect on the date you signed the change request, subject to any payments made or actions taken by us prior to receipt of the request in Good Order.

Assignment. To the extent allowed by law, we reserve the right to refuse assignments at any time on a non-discriminatory basis, as required by applicable law or regulation. You may request to assign this Contract by sending a signed, dated request to our Jackson of NY Customer Care Center . The assignment will take effect on the date we approve it, unless you specify another date, subject to any payments made or actions taken by us prior to our approval. Your right to assign the Contract is subject to the interest of any assignee or irrevocable Beneficiary. If the Contract is issued pursuant to a qualified plan, it may not be assigned except under such conditions as may be allowed under the plan and applicable law. Generally, an assignment or pledge of a non-qualified annuity is treated as a distribution.

Jackson of NY assumes no responsibility for the validity or tax consequences of any assignment. We encourage you to seek legal and/or tax advice before requesting any assignment.
PREMIUM

Minimum Premium:

•$25,000 under most circumstances

Maximum Premium:

•The maximum Premium payment you may make without our prior approval is $1 million.

We reserve the right to waive minimum and maximum Premium amounts in a non-discriminatory manner. Our right to restrict Premium to a lesser maximum amount may affect the benefits under your Contract.

Allocations of Premium. You may allocate Premium to any available Index Account Option or Fixed Account. Each allocation must be a whole percentage between 0% and 100%. The minimum amount you may allocate to an Index Account Option or Fixed Account is $100.

We will issue your Contract and allocate your Premium payment within two Business Days (days when the New York Stock Exchange is open) after we receive your complete Premium payment and all information that we require for the purchase of a Contract in Good Order. We reserve the right to reject a Premium payment that is comprised of multiple payments paid to us over a period of time. If we permit you to make multiple payments as part of your Premium payment, the Contract will not be issued until all such payments are received in Good Order. We reserve the right to hold such multiple payments in a non-interest bearing account until the Issue Date. If we do not receive all information required to issue your Contract, we will contact you to get the necessary information. If for some reason we are unable to complete this process within five Business Days, we will return your money. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time). No Premium will be accepted after the Contract has been issued.

Free Look. You may cancel your Contract by returning it to your financial professional or to us within ten days after receiving it (60 days after receiving it if it was purchased as a replacement Contract). If you cancel your Contract during this period, we will return:

•Premiums paid to the Fixed Account, less
•any withdrawals from the Fixed Account, plus
•the Index Account Value without deduction for any fees and charges.

We will determine the Index Account Value as of the date we receive the Contract. We will pay the applicable free look proceeds within seven days of a request in Good Order. When you exercise a Free Look, amounts returned from Index Account Options are subject to an Interim Value adjustment.

CONTRACT OPTIONS

The Contract is divided into two general categories for allocation of your Premium and Contract Value: the Fixed Account, where amounts earn a declared rate of interest for an annually renewable one-year term, and the Index Account, where amounts earn index-linked interest ("Index Adjustment") for a specified term based upon the performance of a selected Index.

Fixed Account. The Fixed Account is an annually renewable account in which amounts you allocate earn a declared rate of interest. Fixed Account interest rates are guaranteed for one year from the date you allocate amounts into the Fixed Account and are subject to change on each Contract Anniversary thereafter. In no event will the interest rate credited to amounts allocated to the Fixed Account be less than the Fixed Account Minimum Interest Rate, as discussed below.

Short Duration Fixed Account Option. The Short Duration Fixed Account Option is a limited-purpose short-term Fixed Account Option that is used solely for Intra-Term Performance Locks and spousal continuation option adjustments, and cannot be independently elected. Any amounts allocated to this option will remain allocated until the immediate next Contract Anniversary only, as described below. Fixed Account interest rates for the Short Duration Fixed Account Option are guaranteed from the date funds are allocated to the Short Duration Fixed Account Option until the next Contract Anniversary. On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option as part of an Intra-Term Performance Lock, including interest earned on those amounts, will be reallocated into a new Index Account Option identical to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term. For more information on what happens if the same Index Account Option is unavailable, see "Automatic Reallocation of Index Account Option Value to a New Index Account Option or the Fixed Account" beginning on page 24. On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option in connection with a spousal continuation adjustment, including interest earned on those amounts, will be reallocated to the 1-year Fixed Account Option unless new allocation instructions have been received by us in Good Order from the spouse continuing the Contract.

Fixed Account Value. The Fixed Account Value is equal to (1) the value of Premium and any amounts transferred into the Fixed Account; (2) plus interest credited daily at a rate not less than the Fixed Account Minimum Interest Rate, per annum; (3) less any gross partial withdrawals, including any Withdrawal Charges on such withdrawals; (4) less any amounts transferred out of the Fixed Account.

Rates of Interest We Credit. This Contract guarantees a Fixed Account Minimum Interest Rate that applies to amounts allocated to the 1-year Fixed Account Option as well as the Short Duration Fixed Account Option. The Fixed Account Minimum Interest Rate guaranteed by the Contract will be no less than the minimum non-forfeiture rate, which may vary from year to year. The minimum non-forfeiture rate will be determined by Jackson of NY, pursuant to the requirements outlined by the Standard Nonforfeiture Law for Individual Deferred Annuities. The current Fixed Account Minimum Interest Rate is equal to the current minimum non-forfeiture rate of 2.95%. If the Fixed Account Minimum Interest Rate changes, we will file a supplement providing notice to new purchasers of the Contract. The Fixed Account Minimum Interest Rate is guaranteed for the life of the Contract, and your Fixed Account Minimum Interest Rate will not change once your Contract has been issued. Any changes to the Fixed Account Minimum Interest Rate apply only to new purchasers of the Contract on or after the date the new Fixed Account Minimum Interest Rate is effective, which will be the date of the most recent prospectus or the date identified in any applicable supplement filing.

In addition, we establish a declared rate of interest ("base interest rate") at the time you allocate any amounts to the Fixed Account, and that base interest rate will apply to that allocation for the entire one-year Fixed Account term. To the extent that the base interest rate that we establish for any allocation is higher than the Fixed Account Minimum Interest Rate, we will credit that allocation with the higher base interest rate. Thus, the declared base interest rate could be greater than the guaranteed Fixed Account Minimum Interest Rate specified in your Contract, but will never cause your allocation to be credited at less than the currently applicable Fixed Account Minimum Interest Rate. On each Contract Anniversary, the base interest rate is subject to change. Different base interest rates apply to the Short Duration Fixed Account Option.

Index Account. Amounts allocated to the Index Account are credited with an Index Adjustment at the end of each Index Account Option Term based upon the performance of the selected Index, Crediting Method, and Protection Option. Prior to the end of an Index Account Option Term, amounts allocated to the Index Account (adjusted for withdrawals) are credited with an Index Adjustment subject to any applicable prorated or guaranteed minimum Index Adjustment Factors . Your selections from available options make up what are referred to as Index Account Options, which are available with different combinations of Indexes, Protection Options, Crediting Methods, and term lengths. As of the date of this prospectus, the following options are currently available for election with any of the Indexes:

Crediting Methods	Protection Options*	Term Length
	Buffer	1-Year	3-Year	6-Year
Cap	10%, 20%	✓	✓	✓
Performance Trigger	10%	✓	N/A	N/A
* Protection Option rates listed above are the rates currently available as of the date of this prospectus. These rates may be changed from time to time, so you should contact your financial professional or the Jackson of NY Customer Care Center for current rate availability.

Crediting Method and Protection Option Rates. Available rates for Crediting Methods and Protection Options are the rates effective as of the first day of your Index Account Option Term. The rates for a particular Index Account Option Term may be higher or lower than the rates for previous or future Index Account Option Terms. We post all rates online at Jackson.com/RatesJMLP2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term. You may also request current rates at any time by contacting your financial professional or the Jackson of NY Customer Care Center. Guaranteed minimum and maximum rates for each Crediting Method and Protection Option are listed below in the sections for each specific Crediting Method and Protection Option.

Index Account Value. The Index Account Value is equal to the sum of all the Index Account Option Values.

Index Account Option Value. When you allocate Contract Value to an Index Account Option for an Index Account Option Term, your investment in the Index Account Option is represented by an Index Account Option Value. Your Index Account Option Value is the portion of your Contract Value allocated to that Index Account Option at any given time. If you allocate Contract Value to multiple Index Account Options at the same time, you will have a separate Index Account Option Value for each Index Account Option in which you are invested. The minimum amount you may allocate to an Index Account Option is $100.

•At the beginning of the Index Account Option Term, your Index Account Option Value is equal to the Premium allocated or Contract Value transferred to the Index Account Option, less any amount transferred out of the Index Account Option.

•During the Index Account Option Term, your Index Account Option Value is equal to the Interim Value, which is equal to the Index Account Option Value at the beginning of the Index Account Option Term, reduced for any partial withdrawals taken from the Index Account Option during the current Index Account Option Term (including any Withdrawal Charges on such withdrawals) in the same proportion that the Interim Value was reduced on the date of any such withdrawal, credited with a positive or negative Index Adjustment. The Index Adjustment credited is subject to prorated or guaranteed minimum Index Adjustment Factors, where applicable, as of the date of the withdrawal. Please note: the Index Participation Rate is not prorated. During the Index Account Option Term, your Interim Value will never be less than zero.

•At the end of the Index Account Option Term, your Index Account Option Value is equal to the Index Account Option Value at the beginning of the Index Option Term reduced for any partial withdrawals taken from the Index Account Option during the current Index Account Option Term (including any Withdrawal Charges on such withdrawals) in the same proportion that the Interim Value was reduced on the date of any such withdrawal, and credited with a positive or negative Index Adjustment. At the end of your Index Account Option Term, your Index Account Option Value will never be less than zero.

Index Adjustment. For each Index Account Option to which you allocate Contract Value, at the end of the Index Account Option Term, we will credit your Index Account Option Value with an Index Adjustment. This Index Adjustment can be positive or negative, depending on the performance of the Index and the Crediting Method and Protection Option chosen.

•If the Index Adjustment is positive, your Index Account Option Value will increase by a dollar amount equal to the positive Index Adjustment.

•If the Index Adjustment is negative, your Index Account Option Value will decrease by a dollar amount equal to the negative Index Adjustment.

•If the Index Adjustment is equal to zero, no Index Adjustment will be credited and there will be no adjustment to your Index Account Option Value.

We also credit a positive or negative Index Adjustment during the Index Account Option Term when you exercise an Intra-Term Performance Lock or take a withdrawal. During the term, the Index Adjustment is subject to the prorated or guaranteed minimum Index Adjustment Factors, where applicable, as of the date of the Intra-Term Performance Lock or withdrawal. Please note: the Index Participation Rate is not prorated.
Interim Value. Because the Index Account Options are designed to credit an Index Adjustment by measuring the change in the Index Return from the beginning of the Index Account Option Term to the end of the Index Account Option Term, an Interim Value calculation is necessary to determine the daily value of your Index Account Option on any given Business Day for purposes of Intra-Term Performance Locks or withdrawals prior to the end of the Index Account Option Term (withdrawals in this context include partial or total withdrawals from the Contract, free looks, required minimum distributions ("RMD"), income payments, and the Contract Value element of death benefit payments). For each Index Account Option, the value we assign on any Business Day prior to the end of the Index Account Option Term is called the Interim Value. The Interim Value of an Index Account Option is equal to the amount allocated to the Index Account Option, adjusted for the Index Return of the associated Index and subject to the applicable prorated or guaranteed minimum Index Adjustment Factors (e.g. Cap Rate/Performance Trigger Rate). The Index Participation Rate is not prorated as part of the Interim Value calculation.

The Interim Value calculation is the same for all Crediting Methods. It uses the Index value on two dates to determine the Index Adjustment credited during any Index Account Option Term: the beginning date of the Index Account Option Term and the current date within that Index Account Option Term on which the Interim Value is being calculated. To determine the Index Adjustment credited, we calculate the net change in Index value between the beginning of the Index Account Option Term and the current Index value and express it as a percentage. If the resulting percentage is positive, we apply the applicable prorated or guaranteed minimum Index Adjustment Factor (e.g. Cap Rate/Performance Trigger Rate). If the Index return is negative, we apply the prorated or guaranteed minimum Buffer Protection Option that you have elected. Please note: the Index Participation Rate is not prorated as part of the Interim Value calculation. This adjusted Index Return is then multiplied by the Index Account Option Value at the beginning of the Index Account Option Term (adjusted to reflect any withdrawals during the term) to determine the amount of Index Adjustment to credit. The Index Adjustment is then added to or subtracted from the Index Account Option Value at the beginning of the term (adjusted to reflect any withdrawals during the term) to calculate the current Interim Value.
Please note that when calculating Interim Value, the Index Account Option Value is reduced proportionally to the Contract Value for each withdrawal. If the Interim Value adjustment is positive, your Index Account Option Value will be decreased by less than the amount of the withdrawal; in other words, on less than a dollar for dollar basis. If the Interim Value adjustment is negative, your Index Account Option Value will be decreased by more than the amount of the withdrawal; in other words, on more than a dollar for dollar basis. In calculating the Interim Value adjustment, we use prorated and guaranteed minimum Index Adjustment Factors, which in some instances may serve to reduce any positive Index Adjustment, as well as increase any negative Index Adjustment we credit when compared to the Index Adjustment you would have received if you had waited until the end of your Index Account Option Term to take your withdrawal. This is because the Index Adjustment Factors are prorated by the time elapsed during the Index Account Option Term. In other words, the values are determined by multiplying the Index Adjustment Factor by the number of days elapsed so far during the Index Account Option Term and then dividing by the total number of days in the Index Account Option Term. Likewise, guaranteed minimum Index Adjustment Factors are lower than the Index Adjustment Factors that would be used to calculate your Index Adjustment at the end of the Index Account Option Term.

When calculating your Interim Value, we will compare your (non-guaranteed) prorated Index Adjustment Factors to the applicable guaranteed minimum Index Adjustment Factors. If the guaranteed minimum Index Adjustment Factor is greater than the prorated Index Adjustment Factor determined based on time elapsed during the Index Account Option Term, then we will use the higher guaranteed minimum Index Adjustment Factor to calculate your Interim Value. This means, if the guaranteed minimum Index Adjustment Factors result in a higher Interim Value, we will apply the higher Interim Value.

Guaranteed minimum Index Adjustment Factors vary by length of the Index Account Option Term, as shown in the formula and example below. Please note that the Index Participation Rate is not prorated at all. For the applicable Index Adjustment Factors (e.g. Cap Rate/Performance Trigger Rate/Buffer), the following formula is used to determine the guaranteed minimum Index Adjustment Factor:

An example illustrating the proration of Index Adjustment Factors and the use of guaranteed minimum Index Adjustment Factors immediately follows this paragraph.

Index Adjustment Factor Proration Example utilizing Guaranteed Minimums: Assume on January 1 st you allocate Contract Value to a 1-year Index Account Option with a 15% Cap and a 10% Buffer. There are 365 days in your Index Account Option Term. Your Index Adjustment Factors will be prorated on different dates during your term as follows:

• Your guaranteed minimum Buffer for this Index Account Option is equal to 10% * (60 * 1 + 180) / (365 * 1) = 6.5753%
• Your guaranteed minimum Cap for this Index Account Option is equal to 15% * (60 * 1 + 180) / (365 * 1) = 9.8630%
• On February 1 st , 31 days have elapsed in your Index Account Option Term. Your prorated Buffer, prior to the application of the guaranteed minimum, is calculated using the following formula: 10% * 31 / 365 = 0.8493%. Since this is less than your guaranteed minimum Buffer, your Buffer on February 1 st is the guaranteed minimum Buffer of 6.5753%. Your prorated Cap, prior to the application of the guaranteed minimum, is calculated using the following formula: 15% * 31 / 365 = 1.2740%. Since this is less than your guaranteed minimum Cap, your Cap on February 1 st is your guaranteed minimum Cap of 9.8630%.
• On July 3 rd , 183 days have elapsed in your Index Account Option Term. Your prorated Buffer, prior to the application of the guaranteed minimum, is calculated using the following formula: 10% * 183 / 365 = 5.0137%. Since this is less than your guaranteed minimum Buffer, your Buffer on July 3 rd is the guaranteed minimum Buffer of 6.5753%. Your prorated Cap, prior to the application of the guaranteed minimum, is calculated using the following formula: 15% * 183 / 365 = 7.5205%. Since this is less than your guaranteed minimum Cap, your Cap on July 3 rd is your guaranteed minimum Cap of 9.8630%.
• On October 20 th , 292 days have elapsed in your Index Account Option Term. Your prorated Buffer, prior to the application of the guaranteed minimum, is calculated using the following formula: 10% * 292 / 365 = 8%. Since this is greater than your guaranteed minimum Buffer, your Buffer on October 20 th is your prorated Buffer of 8%. Your prorated Cap, prior to the application of the guaranteed minimum, is calculated using the following formula: 15% * 292 / 365 = 12%. Since this is greater than your guaranteed minimum Cap, your Cap on October 20 th is the prorated Cap of 12%.

Please see Appendix A for examples of the calculation of Interim Value under different withdrawal scenarios throughout the term, including the impact of multiple and single withdrawals, different market conditions, different Crediting Methods and Protection Options and different rates.

• For examples illustrating Interim Value adjustments for the Cap Crediting Method, please see Examples 1 - 2.
• For examples illustrating Interim Value adjustments for the Performance Trigger Crediting Method, please see Examples 3 - 4.
• For examples illustrating Interim Value adjustments with a Buffer Protection Option, please see Examples 1 - 6.
• For examples illustrating Interim Value adjustments for a single withdrawal, please see Examples 1 and 3.
• For examples illustrating Interim Value adjustments for multiple withdrawals, please see Examples 2 and 4.

• For examples illustrating Interim Value adjustments where the Index Return is positive, please see Examples 1 and 3.
• For examples illustrating Interim Value adjustments where the Index Return is negative, please see Examples 2 and 4.

ADDITIONAL INFORMATION ABOUT THE INDEX ACCOUNT OPTIONS

Indexes. When you allocate money to the Index Account, you are credited the Index Adjustment based upon the performance of your selected Index. You should discuss the available Indexes with your financial professional and obtain advice on which Index is best suited for your specific financial goals. Currently, we offer the following Indexes:

•S&P 500 Index: The S&P 500 Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies.

•Russell 2000 Index: The Russell 2000 Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Small-capitalization companies are more likely to fail than larger companies.

•MSCI EAFE Index: The MSCI EAFE Index is comprised of equity securities of large- and mid-capitalization companies and it is designed to measure the equity market performance of developed markets, including countries in Europe, Australasia, and the Far East. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, and the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). This index is calculated in USD and local currency only. The exchange rates used for all currencies for all MSCI equity indexes are taken from Reuters at 4pm GMT each day.

•MSCI Emerging Markets Index: The MSCI Emerging Markets Index is comprised of equity securities of large- and mid-capitalization companies in emerging markets. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, and the securities of larger companies. Mid-capitalization companies are more likely to fail than larger companies. Securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). Those risks are typically more acute when issuers are located or operating in emerging markets. Emerging markets may be more likely to experience inflation, political turmoil, and rapid changes in economic conditions than developed markets. Emerging markets often have less uniformity in accounting and reporting requirements, less reliable valuations, and greater risk associated with custody of securities than developed markets. This index is calculated in USD and local currency only. The exchange rates used for all currencies for all MSCI equity indexes are taken from Reuters at 4pm GMT each day.

•MSCI KLD 400 Social Index: The MSCI KLD 400 Social Index is comprised of equity securities that provide exposure to companies with outstanding Environmental, Social and Governance (ESG) ratings and excludes companies whose products have negative social or environmental impacts. Since the primary objective of this Index is to track companies with a positive social or environmental impact, this Index may underperform the market as a whole or other indexes that do not screen for ESG standards. The Index may include large-, mid-, and small-capitalization companies. In general, large capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of other successful smaller companies, and the securities of smaller capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Smaller companies are more likely to fail than larger companies.

We reserve the right to add, remove, or replace any Index, Term, Crediting Method, or Protection Option in the future, subject to necessary regulatory approvals. If an Index is replaced during an Index Account Option Term, the Index Return for the Index Account Option Term will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term.
Replacing an Index. We may replace an Index if it is discontinued or the Index is no longer available to us or if the Index's calculation changes substantially. Additionally, we may replace an Index if hedging instruments become difficult to acquire or the cost of hedging related to such Index becomes excessive. We may do so at the end of an Index Account Option Term or

during an Index Account Option Term. We will notify you in writing at least 30 days before we replace an Index. If an Index is replaced during an Index Account Option Term, the Index Return will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term, as shown in the Example below. A substitution of an Index during an Index Account Option Term will not cause a change in the Crediting Method, Protection Option, or Index Account Option Term length.

Example: Assume that you allocate Contract Value to a 6-Year Index Account Option with the S&P 500 Index and the Index value is $1,000 at the beginning of the term. After 2 years, the S&P 500 Index is discontinued and replaced by the MSCI EAFE Index. On the day of the replacement, the S&P 500 Index is $1,100, so the Index Return as of that date is 10%. The MSCI EAFE Index value on the day of the replacement is $2,000. Going forward, your Index Return for the remainder of the Index Account Option Term will be equal to 10% plus the calculated return of the MSCI EAFE Index from the replacement date. This means that one year later, on your third Contract Anniversary, if the MSCI EAFE Index value is $1,900, your Index Return would be 10% + (-5%) = 5%.

If we replace an Index, we will attempt to select a new Index that is similar to the old Index. In making this evaluation, we will look at factors such as asset class; Index composition; strategy or methodology inherent to the Index; and Index liquidity.

Index Return. The Index Return for an Index Account Option is the percentage change in the Index value from the start of an Index Account Option Term to the end of the Index Account Option Term.
Example: Assume that you allocate Contract Value to an Index Account Option with the S&P 500 Index, Cap Crediting Method, and Buffer Protection Option. Between the beginning and end of the Index Account Option Term, the value of the S&P 500 Index increases by 5%. Thus, the Index Return for that Index Account would be 5%. If instead the S&P 500 Index decreased by 5%, the Index Return for that Index Account would be -5%.
Adjusted Index Return. After the Index Return is calculated at the end of the Index Account Option Term, we next calculate the Adjusted Index Return. The Adjusted Index Return reflects any applicable adjustments to the Index Return based on the Cap Rate, Index Participation Rate (applicable only with the Cap Crediting Method), or Performance Trigger Rate, if the Index Return is positive, or the Buffer if the Index Return is negative. The Index Adjustment will be credited to the Index Account Option at a rate equal to the Adjusted Index Return.
Example: Assume, as above, that you allocate Contract Value to an Index Account Option with the S&P 500 Index, Cap Crediting Method, and Buffer Protection Option. Between the beginning and end of the Index Account Option Term, the value of the S&P 500 Index increases by 15%. Thus, the Index Return for that Index Account would be 15%. Assume now that your Index Account Option has an Index Participation Rate of 100% and a Cap Rate of 10%. Your Index Return of 15% would be multiplied by the 100% Index Participation Rate, and then adjusted to your maximum 10% Cap Rate, making your Adjusted Index Return 10%.

Protection Option. Your Protection Option will define the manner in which any (negative) Index Adjustments are credited to you if your selected Index performs negatively during your Index Account Option Term. When you allocate amounts to the Index Account, you are indirectly exposed to the investment risks associated with the applicable Index. Because each Index is comprised or defined by a collection of equity securities, each Index is exposed to market fluctuations which may cause the value of a security to change, sometimes rapidly and unpredictably. The Contract provides a Buffer Protection Option to provide some level of protection against the risk of loss of Index Account Value for any negative Index Return.

Buffer. A Buffer is the amount of negative Index price change before a negative Index Adjustment is credited to the Index Account Option Value at the end of an Index Account Option Term, expressed as a percentage. Put another way, a Buffer protects your Index Account Option Value from loss up to a specified amount (typically 10% or 20%). Jackson of NY protects you from any loss associated with Index decline up to your elected Buffer percentage. You only incur a loss if the Index has declined more than your elected Buffer percentage as of your Index Account Option Term Anniversary.

Withdrawals taken prior to the end of the Index Account Option Term will reduce the Index Account Option Value in the same proportion that the Interim Value was reduced on the date of the withdrawal. The Interim Value reflects the application of a prorated Buffer based on the elapsed portion of the Index Account Option Term, or a guaranteed minimum Buffer, if higher. For examples of how a withdrawal taken prior to the end of an Index Account Term will reduce the Index Account Option Value through the use of a prorated or guaranteed minimum Buffer in scenarios where the Index Return is negative, see Appendix A, Examples 2 and 4.

The available Buffer rates are the rates effective as of the first day of an Index Account Option Term. The Buffer rate for a particular Index Account Option Term may be higher or lower than the Buffer rate for previous or future Index Account Option Terms. In no event will a Buffer rate be less than 10% or more than 30% during the life of your Contract. We post all rates online at Jackson.com/RatesJMLP2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term.

Crediting Methods. Your selected Crediting Method will dictate the manner in which the Index Adjustment is credited to you if your selected Index performs positively during your Index Account Option Term. Current Cap Rates, Index Participation Rates (applicable only with the Cap Crediting Method), and Performance Trigger Rates are provided at the time of application, and to existing owners and financial professionals at any time, upon request.

To determine the Index Adjustment amount that will be credited to your Index Account Option Value at the end of each Index Account Option Term, we calculate the Adjusted Index Return for that Index Account Option. We calculate this Adjusted Index Return by applying the applicable Crediting Method. The Index Adjustment will be credited to the Index Account Option at a rate equal to the Adjusted Index Return.

Cap Crediting Method. When you elect a Cap Crediting Method as part of an Index Account Option, if the performance of the Index you elect is positive at the end of your Index Account Option Term, your Index Account Option Value will be credited with a positive Index Adjustment equal to the Index Return multiplied by the Index Participation Rate, limited by the Cap Rate. The maximum amount of Index Adjustment that will be credited to your Index Account Option Value when your Index Return is positive as of the Index Account Option Term Anniversary will be limited by the elected Cap.

There are two rates associated with the Cap Crediting Method: The Cap, or "Cap Rate", and the Index Participation Rate. The Cap Rate is the maximum amount of Index Adjustment that will be credited to an Index Account Option at the end of each Index Account Option Term, expressed as a percentage. The Index Participation Rate ("IPR") is the percentage applied to any positive Index Return in calculating the amount of Index Adjustment to be credited at the end of the Index Account Option Term. The Cap Rate and IPR are declared at the beginning of the Index Account Option Term. The Cap Rate and IPR for a particular Index Account Option Term may be higher or lower than the Cap Rate and IPR for previous or future Index Account Option Terms. In no event will a Cap Rate be lower than 24% for a 6-year Index Account Option Term, 12% for a 3-year Index Account Option Term, or 4% for a 1-year Index Account Option Term. In no event will an Index Participation Rate be lower than 100%. Because the Index Participation Rate is guaranteed to be at least 100%, it will never serve to reduce an Index Adjustment. We post all rates online at Jackson.com/RatesJMLP2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term.

The Cap Crediting Method is currently available with a Buffer, and with your choice of 1-year, 3-year, or 6-year Index Account Option Terms. The Cap Rate for the 3-year and 6-year terms would be lower if measured on an annual basis. For Index Account Option Terms longer than one year, the Buffer for that term is a total Buffer for the duration of that Index Account Option Term. The following example will illustrate how the Cap Crediting Method operates with the Buffer Protection Option. The example assumes a 110% Index Participation Rate, 10% Cap Rate and a 10% Buffer.

Cap with Buffer.

20%
10%
6%
6.60%
0%
-8%
-12%
-2%
10% Cap
-10% Buffer
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Index Return
Index Adjustment
110% Index Participation Rate

When you elect the Cap Crediting Method with Buffer Protection Option, you are partially protected from downside loss, and any positive Index Adjustment will equal Index Return multiplied by the Index Participation Rate up to the stated Cap. Here are some examples of how an Index Participation Rate, Cap and Buffer work in combination on the Index Account Option Term Anniversary where the Index Participation Rate is 110%:
Scenario 1: The Index Return is 20%. After multiplying the positive Index Return by the Index Participation Rate of 110%, the Adjusted Return is 22%. Due to the 10% Cap, the Index Adjustment credited to your Index Account Option Value will be 10%.
Scenario 2: The Index Return is 6%. After multiplying the positive Index Return by the Index Participation Rate of 110%, the Adjusted Index Return is 6.60%. Since the Index has not out-performed the 10% Cap, the Index Adjustment credited to your Index Account Option Value is equal to the Adjusted Index Return, which is 6.60%.
Scenario 3: The Index Return is -8%. Since the Index Return was less than the -10% Buffer, your Index Account Option Value was fully protected and experienced no loss.
Scenario 4: The Index Return is -12%. Since the Index Return exceeded the -10% Buffer, your Index Account Option Value was partially protected from the negative performance, but still experienced a -2% loss.
For examples illustrating a prorated (or guaranteed minimum) Cap and Buffer in connection with an Interim Value adjustment in different market conditions where single or multiple partial withdrawals are taken in the middle of an Index Account Option Term, please see Appendix A, Examples 1 and 2.

Performance Trigger Crediting Method. When you elect a Performance Trigger Crediting Method, if the performance of the Index you elect is zero or positive at the end of your Index Account Option Term, your Index Account Option Value will be credited with a positive Index Adjustment equal to the Performance Trigger Rate. The Performance Trigger Rate is the amount of Index Adjustment that could be credited to an Index Account Option at the end of each Index Account Option Term, expressed as a percentage. The Performance Trigger Rate is declared at the beginning of the Index Account Option Term. The Performance Trigger Rate for a particular Index Account Option Term may be higher or lower than the Performance Trigger Rate for previous or future Index Account Option Terms. In no event will a Performance Trigger Rate be lower than 4%. We post all rates online at Jackson.com/RatesJMLP2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term.

The Performance Trigger Crediting Method is currently available with a Buffer for renewable one year Index Account Option Terms. The following example will illustrate how the Performance Trigger Crediting Method operates with the Buffer Protection Option. The Example assumes a 5% Performance Trigger Rate and a 10% Buffer.

Performance Trigger with Buffer.

12%
5%
5%
2%
0%
Performance Trigger Rate 5%
-10% Buffer
-8%
-2%
-12%
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Index Return
Index Adjustment

When you elect the Performance Trigger Crediting Method with Buffer Protection Option, you are partially protected from downside loss, and any positive Index Adjustment will be equal to the stated Performance Trigger Rate. If the market is flat or positive over the end of the Index Account Option Term, the full Index Adjustment will equal the Performance Trigger Rate, regardless of how much the Index increased. Here are some examples of how the Performance Trigger rate and Buffer work in combination on the Index Account Option Term Anniversary:
Scenario 1: The Index Return is 12%. Since the market was positive, the Index Adjustment credited to your Index Account Option Value will equal the Performance Trigger Rate of 5%.
Scenario 2: The Index Return is 2%. Since the market was positive, the Index Adjustment credited to your Index Account Option Value will equal the Performance Trigger Rate of 5%.
Scenario 3: The Index Return is -8%. Since the Index Return was less than the -10% Buffer, your Index Account Option Value was protected and experienced no loss.
Scenario 4: The Index Return is -12%. Since the Index Return exceeded the -10% Buffer, your Index Account Option Value was partially protected from the negative performance, but still experienced a -2% loss.
For examples illustrating a prorated (or guaranteed minimum) Performance Trigger Rate and Buffer in connection with an Interim Value adjustment in different market conditions where single or multiple partial withdrawals are taken in the middle of an Index Account Option Term, please see Appendix A, Examples 3 and 4.

TRANSFERS AND REALLOCATIONS

Transfer Requests. You may request a transfer to or from the Fixed Account and the Index Account Options, as well as among the Index Account Options.

Transfers may only occur on the Contract Anniversary when transferring out of the Fixed Account, and only on the Index Account Option Term Anniversary when transferring out of an Index Account Option except in connection with an Intra-Term Performance Lock. We post all rates online at Jackson.com/RatesJMLP2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term.

Unless specified otherwise, transfers will be taken from the Index Account Options and the Fixed Account in proportion to their current value. The Company may restrict transfers to an Index Account Option(s) at any time, on a non-discriminatory basis, if the yield on investment or cost of hedging would not support the minimum guarantees of the Index Account Option(s). Should the Company impose such restrictions, we will give at least thirty (30) days advance notice to you. We will also provide notice when such restrictions no longer exist. If the Company restricts or discontinues an Index Account Option(s), all transfers or withdrawals will be at least equal to the Contract Value without being subject to a Withdrawal Charge.

Transfers into the Short Duration Fixed Account Option on a Contract Anniversary are not allowed. Amounts may only move from an Index Account Option to the Short Duration Fixed Account Option in connection with an Intra-Term Performance Lock or a spousal continuation.

Transfers from a Fixed Account will reduce the Fixed Account Value by the transfer amount requested. Transfers into a Fixed Account will increase the Fixed Account Value by the transfer amount requested. Transfers from an Index Account Option will reduce the Index Account Option Value by the transfer amount requested. Transfers into an Index Account Option will increase the Index Account Option Value by the transfer amount requested.

Automatic Reallocations. If we do not receive your timely transfer request in Good Order before the close of business on the Contract Anniversary for transfers out of the Fixed Account, and/or the close of business on the Index Account Option Term Anniversary for transfers out of an Index Account Option, we will automatically reallocate your Contract Value, as described below. You can communicate your transfer instructions by submitting them to us in writing on a form provided by us, or a Letter of Instruction, or via telephone if you have provided prior telephone authorization on your account.

If no timely transfer request is received as outlined above, the Fixed Account Value will remain in the Fixed Account and the Index Account Option Value(s) will be reallocated to the same Index Account Option(s) for the same term, Crediting Method and Index, if available.

Automatic Reallocation of Index Account Option Value to a New Index Account Option or the Fixed Account. If you do not provide timely transfer or reallocation instructions prior to the end of an expiring Index Account Option Term, or instructions for reallocations out of the Short Duration Fixed Account Option on a Contract Anniversary, we will proceed as follows:

•If the same Index Account Option is available at the time and its Term does not extend beyond the Income Date, we will renew the Index Account Option into the same Index Account Option Term.

•If the same Index Account Option is available at the time but its Term extends beyond the Income Date, if available, we will select an available Index Account Option with the same Crediting Method, Protection Option, and Index, but with the Term that ends closest to but before the Income Date.

• If the same Crediting Method, Protection Option, and Index as the expiring Index Account Option are available at the time, but not with the same Term, we will select the available Index Account Option Term with the period closest to but less than the Index Account Option Term that just ended that will not extend beyond the Income Date.

•If the Crediting Method, Protection Option, or Index you have elected is no longer available as of your Index Account Option Term Anniversary, the Index Account Option Value(s) will be reallocated to the Fixed Account until further instruction is received.

Intra-Term Performance Lock. You may elect to lock in Interim Value during the Index Account Option Term on Index Account Options with certain Crediting Methods. This feature allows you to transfer the full Interim Value from your selected Index Account Option into the Short Duration Fixed Account Option, where it will earn the declared Short Duration Fixed Account rate of interest beginning on the Intra-Term Performance Lock Date until the next Contract Anniversary. You can view the Interim Value for your Index Account Option(s) as of the end of the previous Business Day in your account on jackson.com or by contacting us via phone at 1-800-599-5651. We use the Interim Value calculated at the end of the Business Day after we receive your request. This means you will not be able to determine in advance your "locked in" Index Account Value, and it may be higher or lower than it was on the Business Day we received your Intra-Term Performance Lock request. Intra-Term Performance Lock is currently only available with the Cap Crediting Method.

You may elect an Intra-Term Performance Lock by submitting an election form or letter of instruction acceptable to us, making an election through your jackson.com account, or via telephone if you have telephone authorization executed on your account. We must receive a manual Intra-Term Performance Lock request in Good Order before the end of the current Business Day in order to execute the Intra-Term Performance Lock on that day. Otherwise, the Intra-Term Performance Lock will be executed on the next Business Day that your request is in Good Order. For requests submitted in writing, we do not consider the request to be received until it arrives at our Jackson of NY Customer Care Center.

You (or your financial professional, if authorized) can request an automatic Intra-Term Performance Lock based on targets you set only through your account on jackson.com. You can set upper and/or lower targets for each Index Account Option each term. Please note: setting a target close to the current Interim Value may cause an Intra-Term Performance Lock to occur very quickly. You can change or cancel targets at any time before we perform the Intra-Term Performance Lock. Each Index Account Option’s targets automatically expire on the earlier of the date the Intra-Term Performance Lock is performed, or the last Business Day before the Index Account Option Term Anniversary. You can also override a target by requesting a manual Intra-Term Performance Lock before the target is reached. We determine if a target is reached using the Interim Value determined at the end of the prior Business Day. We then perform the Intra-Term Performance Lock using the Interim Value calculated at the end of the next Business Day, which is the day the Intra-Term Performance Lock is performed. Because your Intra-Term Performance Lock is performed based on the Interim Value calculated 24 hours after your target was reached, it is possible that the Index Return for your Index may decline between the time your target was reached and the time your Intra-Term Performance Lock is performed. Please note: by setting targets in your jackson.com account, you are authorizing us to automatically perform an Intra-Term Performance Lock at the end of the Business Day on the day after your target is reached, unless you cancel the lock. We will send an email notice once the Interim Value for an Index Account Option reaches your selected target. To cancel an automatic Intra-Term Performance Lock after the target is reached, we must receive your request in Good Order before the end of the Business Day on which the lock will be performed. You may submit this request to cancel an automatic Intra-Term Performance Lock through your account on jackson.com, via faxed or emailed letter of instruction, or via telephone (if you have authorized telephone transactions),

For example, assume your Contract Value is $100,000 and 100% is allocated to a 1-year Index Account Option with a Cap crediting method, 10% Buffer protection option, and the S&P 500 Index elected. The Cap Rate is 15%, but you and your financial professional agree that a positive Index Adjustment of at least 10% would meet your investment objectives. With that investment objective in mind, you set an automatic Intra-Term Performance Lock target of 10%. In month ten of the 1-year Index Account Option Term, the Interim Value of your Index Account Option has increased 10% from your initial $100,000 investment and Jackson of NY sends an email notification to you, indicating that your automatic Intra-Term Performance Lock will be performed on the following Business Day unless you cancel through your account on jackson.com (or contact Jackson of NY to cancel via faxed or emailed letter of instruction or phone if you have authorized telephone transactions). The Intra-Term Performance Lock is performed, and the full Interim Value of your Index Account Option is transferred to the Short Duration Fixed Account Option. On the next Contract Anniversary, the Short Duration Fixed Account Option Value associated with your Intra-Term Performance Lock will automatically be reallocated to an identical 1-year Index Account Option with a Cap crediting method, 10% Buffer protection option, and the S&P 500 Index elected unless other instructions are received prior to the end of the Business Day on your Contract Anniversary.

You (or your financial professional, if authorized) can also set Interim Value target notifications through your account on jackson.com. These Interim Value target notifications function similarly to automatic Intra-Term Performance Lock targets in that you can set upper and/or lower targets for each Index Account Option each term. However, Interim Value target notifications will not trigger an automatic Intra-Term Performance Lock and are for notification purposes only to assist you in tracking the performance of your Index Account Options. You can change or cancel Interim Value target notifications at any time through your account on jackson.com. We will send an email notice once the Interim Value for an Index Account Option reaches your selected target for notification. If you wish you elect an Intra-Term Performance Lock at that time, you must submit a manual Intra-Term Performance Lock request in Good Order to our Customer Care Center.

An Intra-Term Performance Lock ends the Index Account Option Term for the Index Account Option out of which it is transferred, effectively terminating that Index Account Option. Once an Intra-Term Performance Lock has been processed, it is irrevocable.

On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option as part of an Intra-Term Performance Lock, including interest earned on those amounts, will be reallocated into a new Index Account Option identical to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term. You may provide reallocation instructions in writing using our Reallocation Form or a Letter of Instruction, or over the phone if you have authorized telephone transactions. For more information on what happens if the same Index Account Option is unavailable, see "Automatic Reallocation of Index Account Option Value to a New Index Account Option or the Fixed Account" beginning on page 24.

Please see Appendix A for examples illustrating Intra-Term Performance Locks performed in scenarios in which a Cap Crediting Method with Buffer Protection Option is elected where the Index Return is greater than the Cap (Example 5).

End-Term Performance Lock. You may elect to automatically transfer any positive Index Adjustment from an Index Account Option to the Fixed Account on the Index Account Option Term Anniversary. Amounts transferred into the Fixed Account in connection with an End-Term Performance Lock will be unavailable to reallocate to an Index Account Option until the next Contract Anniversary.

You may not elect End-Term Performance Lock if you have elected Automatic Rebalancing.

You may cancel your End-Term Performance Lock program using whatever methods you use to change your allocation instructions. You should consult with your financial professional with respect to the current availability of End-Term Performance Lock.

The following examples demonstrate how End-Term Performance Locks work with both positive and negative Index Adjustments.

This example demonstrates an End-Term Performance Lock when a positive Index Adjustment occurs at the end of the Term.
• If your starting Premium is $100,000, you are 100% allocated to an Index Account Option, and have elected the End-Term Performance Lock, any increase in Index Account Option Value at the end of the Term from a positive Index Adjustment will be transferred to the 1-year Fixed Account Option automatically at the end of the Term. This option is available for all available Crediting Methods and Protection Option combinations.
• Assume the Index Adjustment is equal to 4% at the end of the Term. The credited Index Adjustment ($100,000 * 4% = $4,000) would be automatically transferred to the 1-year Fixed Account at the end of the Term under the End-Term Performance Lock.
This example demonstrates an End-Term Performance Lock when a negative Index Adjustment occurs at the end of the Term.
• If your starting Premium is $100,000, you are 100% allocated to an Index Account Option, and have elected the End-Term Performance Lock, any increase in Index Account Option Value at the end of the Term from a positive Index Adjustment will be transferred to the 1-year Fixed Account Option automatically at the end of the Term. This option is available for all available Crediting Methods and Protection Option combinations.
• Assume the Index Adjustment is equal to -4% at the end of the Term. Since the Index Adjustment is negative, the End-Term Performance Lock would not be executed and no Index Account Option Value will be automatically transferred to the 1-year Fixed Account Option.

Automatic Rebalancing. You may elect to automatically rebalance Contract Value between eligible Contract Options on the Contract Anniversary based upon the most recent allocation instructions received by the Company in Good Order. If this option is elected, we will apply any applicable Index Adjustment to the Index Account Option and credited interest to the Fixed

Account Option prior to reallocating the Contract Value. An Index Account Option is only eligible for rebalancing on its Index Account Option Term Anniversary.

The percentage that will be allocated to each eligible Contract Option through the rebalancing transaction is equal to A divided by B, then multiplied by C, where:
A = the allocation percentage for the Contract Option found in the most recent allocation instructions received by the Company in Good Order;
B = 1 minus the sum of the allocation percentages of the ineligible Contract Options found in the most recent allocation instructions received by the Company in Good Order;
C = the sum of the Index Account Option Values and Fixed Account Option Values from Contract Options, including the Short Duration Fixed Account Option, that have reached the end of their crediting term on that Contract Anniversary.

Rebalancing allows you to tell us what percentage of your Contract Value you would like to keep allocated to various Contract Options, and as those Contract Option values fluctuate, allows us to automatically reallocate Contract Value between those Contract Options on Contract Anniversaries to maintain your desired allocation percentages. For example, assume you allocate 50% of your Contract Value to the Fixed Account Option, and 50% of your Contract Value to a 1-year Index Account Option. On your next Contract Anniversary, assume your Fixed Account had positive interest credited, but you had a negative Index Adjustment on your Index Account Option, such that your Fixed Account Value is now 55% of your Contract Value and your Index Account Option Value has fallen to only 45% of your Contract Value. Because you elected Automatic Rebalancing, we will automatically reallocate your Contract Value between the Fixed Account Option and 1-year Index Account Option so that they are once again equally balanced at 50% of Contract Value in each option.

You may not elect Automatic Rebalancing if you have elected End-Term Performance Lock.

Please note that Automatic Rebalancing will only occur if more than one Contract Option is eligible for reallocation on the same Contract Anniversary.

You may cancel your Automatic Rebalancing program using whatever methods you use to change your allocation instructions. You should consult with your financial professional with respect to the current availability of Automatic Rebalancing.

Please see Appendix A for examples illustrating Automatic Rebalancing scenarios in which all Index Account Options are at the end of their Term (Example 7), two out of three Index Account Options are at the end of their Term (Example 8), three out of three Index Account Options are at the end of their Term (Example 9), and where an Intra-Term Performance Lock was performed during the Contract Year (Example 10).

ACCESS TO YOUR MONEY

You may access to the money in your Contract:

•by making a partial or full withdrawal,

•by electing the Automatic Withdrawal Program,

•by electing to receive income payments.

Your Beneficiary can have access to the money in your Contract when a death benefit is paid.

Withdrawals under the Contract may be subject to a Withdrawal Charge. For purposes of the Withdrawal Charge, we treat withdrawals as coming first from earnings (which may be withdrawn free of any Withdrawal Charge), and then from Remaining Premium. When you make a total withdrawal, you will receive the Withdrawal Value as of the end of the Business Day your request is received by us in Good Order. The Withdrawal Value is equal to the Contract Value reduced for any applicable taxes, and all applicable Withdrawal Charges. For more information about Withdrawal Charges, please see “Withdrawal Charge” beginning on page 28. We will pay the withdrawal proceeds within seven days of receipt of a request in Good Order.

Your withdrawal request must generally be in writing. We will accept withdrawal requests submitted via facsimile. We may accept withdrawal requests via phone or web, subject to certain qualifying conditions, and subject to availability. There are risks associated with not requiring original signatures in order to disburse the money. To minimize the risks, the proceeds will be sent to your last recorded address in our records, so be sure to notify us, in writing, with an original signature of any address change. We do not assume responsibility for improper disbursements if you have failed to provide us with the current address to which the proceeds should be sent.

Except in connection with the Automatic Withdrawal Program, you must withdraw at least $500 or, if less, the entire amount in the Fixed Account or Index Account Option from which you are making the withdrawal. If you are not specific in your withdrawal request, your withdrawal will be taken from your allocations to the Index Account Options and Fixed Account based on the proportion their respective values bear to the Contract Value. A withdrawal request that would reduce the remaining Contract Value to less than $2,000 will be treated as a request for a total withdrawal except in connection with Required Minimum Distributions or the Automatic Withdrawal Program.

If you elect the Automatic Withdrawal Program, you may take automatic withdrawals of a specified dollar amount (of at least $50 per withdrawal) or a specified percentage of Contract Value on a monthly, quarterly, semiannual or annual basis. Automatic withdrawals are treated as partial withdrawals and will be counted in determining the amount taken as a free withdrawal in any Contract Year. Automatic withdrawals in excess of the free withdrawal amount may be subject to Withdrawal Charges, the same as any other partial withdrawal. For more information about the free withdrawal amount, please see "WITHDRAWAL CHARGE" beginning on page 28.

Partial withdrawals will reduce an Index Account Option's value at the beginning of the term in the same proportion that the Interim Value was reduced on the date of the withdrawal.

Income taxes, tax penalties and certain restrictions may apply to any withdrawal you make. There are limitations on withdrawals from qualified plans. For more information, please see “TAXES” beginning on page 34.

WITHDRAWAL CHARGE

At any time during the accumulation phase (if and to the extent that Contract Value is sufficient to pay any remaining Withdrawal Charge that remains after a withdrawal), you may withdraw the following with no Withdrawal Charge:

•Premium that is no longer subject to a Withdrawal Charge (Premium that has been invested in your annuity for at least six years without being withdrawn),

•Earnings (any Contract Value that is in excess of your Remaining Premium), and

•any Free Withdrawal amount. The free withdrawal amount is equal to 10% of Remaining Premium during each Contract Year that would otherwise incur a Withdrawal Charge, minus earnings. The free withdrawal amount may be taken once or through multiple withdrawals throughout the Contract Year. Amounts withdrawn to satisfy required minimum distributions reduce the amount of available free withdrawal.

We will deduct a Withdrawal Charge on:

•Withdrawals in excess of the free withdrawal amount (the Withdrawal Charge is imposed only on the excess amount above the free withdrawal amount),

•Withdrawals under a Contract that exceed its required minimum distribution under the Internal Revenue Code (the entire amount withdrawn to fulfill your withdrawal request, including amounts necessary to pay Withdrawal Charges, will be subject to the Withdrawal Charge),

• The gross amount withdrawn in a total withdrawal, which includes amounts necessary to pay Withdrawal Charges.

For purposes of the Withdrawal Charge, we treat withdrawals as coming first from earnings (which may be withdrawn free of any Withdrawal Charge), and then from Remaining Premium. If you request a total withdrawal or elect to commence income payments within one year of the date your Contract was issued, the Withdrawal Charge is calculated as a percentage of

Remaining Premium in the Contract immediately prior to the withdrawal. Please note, any free withdrawal taken, like any withdrawal, reduces both Contract Value and Remaining Premium.

The amount of the Withdrawal Charge deducted varies according to the following schedule:

Withdrawal Charge (as a percentage of Remaining Premium):

Completed Contract Years	0	1	2	3	4	5	6+
	8.0%	8.0%	7.0%	6.0%	5.0%	4.0%	0.0%

You may request a partial withdrawal as either a gross amount withdrawal or a net amount withdrawal. Your selection will have an impact on both the amount you receive and the amount of the Withdrawal Charge assessed on your partial withdrawal.

If you elect to receive a gross amount withdrawal, your Contract Value will be reduced by your requested withdrawal amount. Any applicable Withdrawal Charges and taxes will be deducted from your requested withdrawal amount and the remaining amount after deductions will be distributed to you. Therefore, you may receive less than the dollar amount you specified in your withdrawal request. If you elect to receive a net amount withdrawal, your Contract Value will be reduced by your requested withdrawal amount plus the amount needed to cover any applicable Withdrawal Charges and taxes withheld. Therefore, you will receive exactly the amount specified in your withdrawal request, but your Contract Value may be reduced by more than the amount of that request. In each case, Withdrawal Charges, if any, will be assessed against the amount by which your Remaining Premium is reduced (excluding any amount for which the Contract expressly provides for waived or no Withdrawal Charges). A partial withdrawal will reduce Remaining Premium by the amount of Premium withdrawn that incurs a Withdrawal Charge (inclusive of the Withdrawal Charge amount).

Note: Withdrawals under a non-qualified Contract will be taxable on an “income first” basis. This means that any withdrawal from a non-qualified Contract that does not exceed the accumulated income under the Contract will be taxable in full. Any withdrawals under a tax-qualified Contract will be taxable except to the extent that they are allocable to an investment in the Contract (any after-tax contributions). In most cases, there will be little or no investment in the Contract for a tax-qualified Contract because contributions will have been made on a pre-tax or tax-deductible basis.

We do not assess the Withdrawal Charge on any amounts paid out as:

•income payments during your Contract’s income phase (but the Withdrawal Charge is deducted at the Income Date if income payments are commenced in the first Contract Year);

•death benefits;

•withdrawals necessary to satisfy the required minimum distribution of the Internal Revenue Code (but if the withdrawal requested exceeds the required minimum distribution, then the entire amount withdrawn to fulfill your withdrawal request will be subject to the Withdrawal Charge); or

•withdrawals of up to $250,000 from the Index Account Options or the Fixed Account (subject to certain exclusions) if you need extended hospital or nursing home care as provided in your Contract.

Withdrawal Charges are intended to compensate us for expenses incurred in connection with the promotion, sale, and distribution of the Contracts. We intend to use revenue generated from Withdrawal Charges for any legitimate corporate purpose.

For examples illustrating the assessment of Withdrawal Charges in scenarios both with and without earnings present, please see Appendix A, Examples 11 and 12.

Waiver of Withdrawal Charge for Extended Care. We will waive withdrawal Charges on up to $250,000 of Contract Value withdrawn, after you have provided us with a physician’s statement verifying that you have been confined to a nursing home or hospital for 90 consecutive days. Your confinement to the nursing home or hospital must begin after the Issue

Date of this Contract. This waiver is available only once, no matter the amount withdrawn, or in the circumstances of multiple confinements for the same or a different medical condition and/or Joint Owners.

Withdrawals made pursuant to this waiver from Index Account Options are subject to an Interim Value adjustment. You may exercise this waiver only once under your Contract, and only on amounts of up to $250,000 of Contract Value withdrawn. Conditions giving rise to the use of this waiver must begin after the Issue Date of your Contract. Please refer to your Contract for additional details regarding the use of these waivers.

You may owe tax on withdrawals for extended care. We encourage you to discuss the use of this waiver and any withdrawals with your financial professional and/or personal tax adviser.

INCOME PAYMENTS

The income phase of your Contract occurs when you begin receiving regular income payments from us. The Income Date is the day those payments begin. Once income payments begin, the Contract cannot be returned to the accumulation phase. The Income Date must be at least 13 months after the Contract’s Issue Date. You can choose the Income Date and an income option. All of the Contract Value must be annuitized. Amounts applied to income options from Index Account Options are subject to an Interim Value adjustment. The income options are described below.

If you do not select an Income Date, your income payments will begin on the Latest Income Date, which is the Contract Anniversary on which you will be 95 years old, or such date allowed by Jackson of NY on a non-discriminatory basis or required by an applicable qualified plan, law or regulation. You may change the Income Date or income option at least seven days before the Income Date. You must give us written notice at least seven days before the scheduled Income Date.

Currently, under a traditional Individual Retirement Annuity, required minimum distributions must begin in the calendar year in which you attain age 73 (or such other age as required by law). Currently, distributions under qualified plans and Tax-Sheltered Annuities must begin by the later of the calendar year in which you attain age 73) or the calendar year in which you retire. You do not necessarily have to begin taking income payments from your Contract to meet the minimum distribution requirements for Individual Retirement Annuities, qualified plans, and Tax-Sheltered Annuities. Distributions from Roth IRAs are not required prior to your death.

The triggering age at which you must begin taking distributions under traditional Individual Retirement Annuities, qualified plans and Tax-Sheltered Annuities change periodically. See below for a list of past age requirements and planned future changes to age requirements for beginning these required minimum distributions.

• If you reached the age of 70½ before January 1, 2020, distributions were required to begin in the calendar year in which you attained age 70½.
• If you reached the age of 72 before January 1, 2023, distributions were required to begin in the calendar year in which you attained age 72.
• If you will reach age 73 on or after January 1, 2033, distributions will be required to begin in the calendar year in which you attain age 75.

On or before the Income Date, you may elect a single lump-sum payment, or you may choose to have income payments made monthly, quarterly, semi-annually or annually. A single lump-sum payment is considered a total withdrawal and terminates the Contract. If you have less than $2,000 to apply toward an income option and state law permits, we may provide your payment in a single lump sum, part of which may be taxable as Federal Income. Likewise, if your first income payment would be less than $20, we may set the frequency of payments so that the first payment would be at least $20, or we may pay out the Contract Value in a single lump-sum payment.
The amount applied to an income option will not be less than the greater of the Withdrawal Value or 95% of the Contract Value.

If you do not choose an income option, we will assume that you selected option 3, which provides for life income with 120 months of guaranteed payments.

Income Options. The Annuitant is the person whose life we look to when we make income payments (each description assumes that you are both the Owner and Annuitant). The following income options may not be available in all states.

Option 1 - Life Income. This income option provides monthly payments for your life. No further payments are payable after your death. Thus, it is possible for you to receive only one payment if you died prior to the date the second payment was due. If you die after the Income Date but before the first monthly payment, the amount allocated to the income option will be paid to your Beneficiary.

Option 2 - Joint and Survivor. This income option provides monthly payments for your life and for the life of another person (usually your spouse) selected by you. Upon the death of either person, the monthly payments will continue during the lifetime of the survivor. No further payments are payable after the death of the survivor. If you and the person who is the joint life both die after the Income Date but before the first monthly payment, the amount allocated to the income option will be paid to your Beneficiary.

Option 3 - Life Income With at Least 120 or 240 Monthly Payments. This income option provides monthly payments for the Annuitant’s life, but with payments continuing to the Beneficiary for the remainder of 10 or 20 years (as you select) if the Annuitant dies before the end of the selected period. If the Beneficiary does not want to receive the remaining scheduled payments, a single lump sum may be requested, which will be equal to the present value of the remaining payments (as of the date of calculation) discounted at an interest rate that will be no more than 1% higher than the rate used to calculate the initial payment.

Option 4 - Income for a Specified Period. This income option provides monthly payments for any number of years from 5 to 30. If the Beneficiary does not want to receive the remaining scheduled payments, a single lump sum may be requested, which will be equal to the present value of the remaining payments (as of the date of calculation) discounted at an interest rate that will be no more than 1% higher than the rate used to calculate the initial payment.

Additional Options - We may make other income options available.

No withdrawals are permitted during the income phase under an income option that is life contingent. If you have elected an income option that is not life contingent, you are permitted to terminate your income payments by taking a total withdrawal in a single lump sum, which will be equal to the present value of the remaining payments (as of the date of calculation) discounted at an interest rate that will be no more than 1% higher than the rate used to calculate the initial payment.

If your Contract is a Qualified Contract, not all of these payment options will satisfy Required Minimum Distribution rules, particularly as those rules apply to your beneficiary after your death. Beginning with deaths happening on or after January 1, 2020, subject to certain exceptions most non-spouse beneficiaries must now complete death benefit distributions within ten years of the owner’s death in order to satisfy required minimum distribution rules. Consult a tax adviser before electing a payout option.

DEATH BENEFIT

The Contract has a death benefit, which is payable during the accumulation phase, and in some circumstances even after you begin taking income payments. Amounts applied to death benefit payout options from Index Account Options are subject to an Interim Value adjustment. If you die before moving into the income phase, the death benefit equals the greater of:

•your Contract Value on the date we receive all required documentation from your Beneficiary; or

•the total Premium you have paid into the Contract reduced for prior withdrawals (including any applicable charges and adjustments) in the same proportion that the Contract Value was reduced on the date of the withdrawal.*

*For Owners age 81 and older at the time the Contract is issued, the return of premium component of the death benefit is unavailable, and the death benefit will equal the current Contract Value.

If you begin taking income payments on the Latest Income Date, the death benefit amount is equal to the greater of zero or:

•the total Premium you have paid into the Contract, reduced for prior withdrawals (including any applicable charges and adjustments) incurred since the issuance of the Contract through the Latest Income Date, in the same proportion that the Contract Value was reduced on the date of such withdrawals, less

•the Contract Value on the Latest Income Date.*

*For Owners age 81 and older at the time the Contract is issued, the death benefit is not payable once you begin taking income from your Contract, regardless of the Income Date selected, and the death benefit terminates on the Income Date.

For an example of how your death benefit is reduced proportionally for prior withdrawals, assume that your initial Premium is $100,000. After one year, your Contract Value is $95.000, and you take a withdrawal for $9,500. You are withdrawing 10% of your Contract Value ($9,500 / $95,000 = 10%), so the reduction of your Premium for the purposes of determining your Death Benefit will also be 10%, making your premium for purposes of the death benefit calculation now $90,000 ($100,000 – ($100,000 * 10%)).

If the Contract is owned by joint Owners, the death benefit is due upon the death of the first joint Owner. If the Contract is owned by a legal entity, the death benefit is due upon the death of the Annuitant (in the case of joint Annuitants, the death benefit is payable upon the death of the first Annuitant).

The death benefit is due following our receipt of all required documentation in Good Order. Required documentation includes proof of death, a claim form, and any other documentation we reasonably require. If we have received proof of death and any other required documentation, we will calculate the share of the death benefit due to a Beneficiary of record using Contract values established at the close of business on the date we receive from that Beneficiary a claim form with a payment option elected. If we have not received proof of death or any other required documentation, we will calculate the share of the death benefit due to a Beneficiary of record using Contract values established at the close of business on the date we receive any remaining required documentation. As a result, based on the timing of a Beneficiary's claim submission, and the performance of the Index, Interim Value adjustments and positive or negative Index Adjustments credited to Index Account Options may cause the calculation of a Beneficiary’s death benefit share to differ from the calculation of another Beneficiary’s death benefit share. We will pay interest on a Beneficiary's death benefit share as required by law.

If you die before you begin taking income from the Contract, the person you have chosen as your Beneficiary will receive the death benefit. If you have a joint Owner, the death benefit will be paid when the first joint Owner dies. The surviving joint Owner will be treated as the Beneficiary. Any other Beneficiary designated will be treated as a contingent Beneficiary. Only a spousal Beneficiary has the right to continue the Contract in force upon your death. If we do not receive a claim form and due proof of your death in Good Order from a surviving joint Owner during their lifetime, we will pay the death benefit in accordance with the last Beneficiary designation received by us in Good Order before the last joint Owner's death. If no Beneficiary designation is in effect, or the designated Beneficiary(ies) have not survived the Owner, or in the case of jointly owned Contracts, both joint Owners, the death benefit shall be paid to the Owner's estate, or in the case of jointly owned Contracts, the estate of the last joint Owner to die.

Payout Options. The death benefit can be paid under one of the following payout options:

•single lump-sum payment;

•payment of entire death benefit within 5 years of the date of death;

•on non-qualified contracts or for spousal Beneficiaries or Eligible Designated Beneficiaries on qualified contracts, payment of the entire death benefit under an income option over the Beneficiary’s lifetime or for a period not extending beyond the Beneficiary’s life expectancy. Any portion of the death benefit not applied under an income option within one year of the Owner's death, however, must be paid within five years of the date of the Owner's death on non-qualified contracts; or

•on qualified contracts, payment of the entire death benefit under an income option over a period not extending beyond ten (10) years, with distributions beginning within the calendar year following the calendar year of the Owner's death.

Under these payout options, the Beneficiary may also elect to receive additional lump sums at any time. The receipt of any additional lump sums will reduce the future income payments to the Beneficiary.

If the Beneficiary elects to receive the death benefit as an income option, the Beneficiary must make that payout option election within 60 days of the date we receive proof of death and payments of the death benefit must begin within one year of the date of death. If the Beneficiary chooses to receive some or all of the death benefit in a single sum and all the necessary requirements are met, we will pay the death benefit within seven days. If your Beneficiary is your spouse, he/she may elect to continue the Contract, at the current Contract Value, in his/her own name. If no payout option is selected, the entire death benefit will be paid within 5 years of the Owner’s date of death. For more information, please see “Spousal Continuation Option” below.

Pre-Selected Payout Options. As Owner, you may also make a predetermined selection of the death benefit payout option in the event your death occurs before the Income Date. However, at the time of your death, we may modify the death benefit option if the death benefit you selected exceeds the life expectancy of the Beneficiary. If this Pre-selected Death Benefit Option election is in force at the time of your death, the payment of the death benefit may not be postponed, nor can the Contract be continued under any other provisions of this Contract. This restriction applies even if the Beneficiary is your spouse, unless such restriction is prohibited by the Internal Revenue Code. If the Beneficiary does not submit the required documentation for the death benefit to us within one year of your death, however, the death benefit must be paid, in a single lump sum, within five years of your death.

Spousal Continuation Option. If your spouse is the sole Beneficiary and elects to continue the Contract in his or her own name after your death, pursuant to the Spousal Continuation Option, no death benefit will be paid at that time. Moreover, except as described below, we will apply to the Contract a continuation adjustment, which is the amount by which the death benefit that would have been payable exceeds the Contract Value. We calculate the continuation adjustment amount using the Contract Value and death benefit as of the date we receive completed forms and due proof of death from the Beneficiary of record and the spousal Beneficiary’s written request to continue the Contract (the “Continuation Date”). We will add this amount to the Short Duration Fixed Account. On the next Contract Anniversary, the continuation adjustment will be reallocated to the 1-year Fixed Account Option unless you provide updated allocation instructions. The Spousal Continuation Option may not be available in your state. See your financial professional for information regarding the availability of the Spousal Continuation Option.

If your spouse continues the Contract in his/her own name under the Spousal Continuation Option, the new Contract Value will be considered the initial Premium for purposes of determining any future death benefit under the Contract.

The Spousal Continuation Option is available to elect one time on the Contract. However, if you have elected the Pre-selected Death Benefit Option the Contract cannot be continued under the Spousal Continuation Option, unless preventing continuation would be prohibited by the Internal Revenue Code. The Pre-selected Death Benefit Option may not be available in your state.

The Spousal Continuation Option is not available in the event of a change from the original Owner or an assignment of the Contract.

Death of Owner On or After the Income Date. On or after the Income Date, if you or a joint Owner die, and are not the Annuitant, any remaining payments under the income option elected will continue at least as rapidly as under the method of distribution in effect at the date of death. If you die, the Beneficiary becomes the Owner. If the joint Owner dies, the surviving joint Owner, if any, will be the designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. A contingent Beneficiary is entitled to receive payment only after the Beneficiary dies.

Death of Annuitant. If the Annuitant is not an Owner or joint Owner and dies before the Income Date, you can name a new Annuitant, subject to our underwriting rules. If you do not name a new Annuitant within 30 days of the death of the Annuitant, you will become the Annuitant. However, if the Owner is a legal entity, then the death of the Annuitant will be treated as the death of the Owner, and a new Annuitant may not be named.

If the Annuitant dies on or after the Income Date, any remaining guaranteed payment will be paid to the Beneficiary as provided for in the income option selected. Any life-contingent Income Payments cease on the death of the Annuitant.

Stretch Contracts. The beneficiary of death benefit proceeds from another company’s non-qualified annuity contract or the eligible designated beneficiary (as defined by the Internal Revenue Code and implementing regulations) of death benefit proceeds from another company’s tax-qualified annuity contract or plan, may use the death benefit proceeds to purchase a Contract (“Stretch Contract”) from us. The beneficiary of the prior contract or plan (“Beneficial Owner”) must begin taking distributions, or must have begun taking distributions under the prior contract or plan, within one year of the decedent’s death. The distributions must be taken over a period not to exceed the life expectancy of the Beneficial Owner, and the distributions must satisfy the minimum distribution requirements resulting from the decedent’s death as defined by the Internal Revenue

Code and implementing regulations. (See “Non-Qualified Contracts – Required Distributions” on page 35.) Upon the Beneficial Owner’s death, under a tax-qualified Stretch Contract, the designated beneficiary must distribute the Contract Value on or before the end of the 10th year after the Beneficial Owner’s death. We will waive Withdrawal Charges on any withdrawal necessary to satisfy the minimum distribution requirements. Withdrawals in excess of the minimum distribution requirements may be taken at any time, subject to applicable Withdrawal Charges.

The rights of Beneficial Owners are limited to those applicable to the distribution of the death benefit proceeds.

Special requirements apply to non-qualified Stretch Contracts. All Premium must be received in the form of a full or partial 1035 exchange of the death benefit proceeds from a non-qualified annuity contract and other forms of Premium payments are not permitted. Joint ownership is not permitted. Please read the Contract and accompanying endorsement carefully for more information about these and other requirements.

TAXES

The following is only a general discussion of certain federal income tax issues and is not intended as tax advice to any individual. Jackson of NY does not make any guarantee regarding the tax status of any contract or any transaction involving the contracts. It should be understood that the following discussion is not exhaustive and that other special rules may be applicable in certain situations. Moreover, no attempt has been made to consider any applicable New York or other tax laws or to compare the tax treatment of the contracts to the tax treatment of any other investment. You are responsible for determining whether your purchase of a contract, withdrawals, income payments, and any other transactions under your contract satisfy applicable tax law. You should consult your own tax advisor as to how these general rules will apply to you if you purchase a Contract.

CONTRACT OWNER TAXATION

Tax-Qualified and Non-Qualified Contracts. If you purchase your Contract as a part of a tax-qualified plan such as an Individual Retirement Annuity (IRA), Tax-Sheltered Annuity (sometimes referred to as a 403(b) Contract), or pension or profit-sharing plan (including a 401(k) Plan or H.R. 10 Plan) your Contract will be what is referred to as a tax-qualified contract. Tax deferral under a tax-qualified contract arises under the specific provisions of the Internal Revenue Code (Code) governing the tax-qualified plan, so a tax-qualified contract should be purchased only for the features and benefits other than tax deferral that are available under a tax-qualified contract, and not for the purpose of obtaining tax deferral. You should consult your own advisor regarding these features and benefits of the Contract prior to purchasing a tax-qualified contract.

If you do not purchase your Contract as a part of any tax-qualified pension plan, specially sponsored program or an individual retirement annuity, your Contract will be what is referred to as a non-qualified contract.

The amount of your tax liability on the earnings under and the amounts received from either a tax-qualified or a non-qualified Contract will vary depending on the specific tax rules applicable to your Contract and your particular circumstances.

Non-Qualified Contracts - General Taxation. Increases in the value of a non-qualified Contract attributable to undistributed earnings are generally not taxable to the Contract Owner or the Annuitant until a distribution (either a withdrawal or an income payment) is made from the Contract. This tax deferral is generally not available under a non-qualified Contract owned by a non-natural person (e.g., a corporation or certain other entities other than a trust holding the Contract as an agent for a natural person). Loans, assignments, or pledges based on a non-qualified Contract are treated as distributions.

Non-Qualified Contracts - Aggregation of Contracts. For purposes of determining the taxability of a withdrawal, the Code provides that all non-qualified contracts issued by us (or an affiliate) to you during any calendar year must be treated as one annuity contract. Additional rules may be promulgated under this Code provision to prevent avoidance of its effect through the ownership of serial contracts or otherwise.

Non-Qualified Contracts - Withdrawals and Income Payments. Any withdrawal from a non-qualified Contract is taxable as ordinary income to the extent it does not exceed the accumulated earnings under the Contract. In contrast, a part of each income payment under a non-qualified Contract is generally treated as a non-taxable return of Premium. The balance of each income payment is taxable as ordinary income. The amounts of the taxable and non-taxable portions of each income payment are determined based on the amount of the investment in the Contract and the length of the period over which income payments are to be made. Income payments received after all of your investment in the Contract is recovered are fully taxable as ordinary income.

The Code also imposes a 10% penalty on certain taxable amounts received under a non-qualified Contract. This penalty tax will not apply to any amounts:

•paid on or after the date you reach age 59½;

•paid to your Beneficiary after you die;

•paid if you become totally disabled (as that term is defined in the Code);

•paid in a series of substantially equal periodic payments made annually (or more frequently) for your life (or life expectancy) or for a period not exceeding the joint lives (or joint life expectancies) of you and your Beneficiary;

•paid under an immediate annuity; or

•which come from Premiums made prior to August 14, 1982.

The taxable portion of distributions from a non-qualified annuity Contract are considered investment income for purposes of the Medicare tax on investment income. As a result, a 3.8% tax will generally apply to some or all of the taxable portion of distributions to individuals whose modified adjusted gross income exceeds certain threshold amounts. These levels are $200,000 in the case of single head of household taxpayers, $250,000 in the case of married taxpayers filing joint returns, $250,000 in case of Qualifying surviving spouse with dependent child, and $125,000 in the case of married taxpayers filing separately. Owners should consult their own tax advisors for more information.

Non-Qualified Contracts - Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified contract issued after January 18, 1985 to provide that (a) if an owner dies on or after the annuity starting date but prior to the time the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of that owner’s death; and (b) if an owner dies prior to the annuity starting date, the entire interest in the contract must be distributed within five years after the date of the owner’s death. If the owner is a legal entity, the death of any annuitant is treated as the death of the owner for this purpose.

The requirements of (b) above can be considered satisfied if any portion of the Owner’s interest which is payable to or for the benefit of a “designated beneficiary” is distributed over the life of such beneficiary or over a period not extending beyond the life expectancy of that beneficiary and such distributions begin within one year of that Owner’s death. The Owner’s “designated beneficiary,” who must be a natural person, is the person designated by such Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death. However, if the Owner’s “designated beneficiary” is the surviving spouse of the Owner, the contract may be continued with the surviving spouse as the new Owner. A surviving spouse must meet the requirements under federal tax law to continue the contract.

Non-Qualified Contracts - 1035 Exchanges. Under Section 1035 of the Code, you can purchase an annuity contract through a tax-free exchange of another annuity contract, or a life insurance or endowment contract. For the exchange to be tax-free under Section 1035, the owner and annuitant must be the same under the original annuity contract and the Contract issued to you in the exchange. If the original contract is a life insurance contract or endowment contract, the owner and the insured on the original contract must be the same as the owner and annuitant on the Contract issued to you in the exchange.

In accordance with Revenue Procedure 2011-38, the IRS will consider a partial exchange of an annuity Contract for another annuity Contract valid if there is either no withdrawal from, or surrender of, either the surviving annuity contract or the new annuity contract within 180 days of the date of the partial exchange. Revenue Procedure 2011-38 also provides certain exceptions to the 180 day rule. Due to the complexity of these rules, owners are encouraged to consult their own tax advisers prior to entering into a partial exchange of an annuity Contract.

Tax-Qualified Contracts - Withdrawals and Income Payments. The Code imposes limits on loans, withdrawals, and income payments under tax-qualified Contracts. The Code also imposes required minimum distributions for tax-qualified Contracts and a 10% penalty on certain taxable amounts received prematurely under a tax-qualified Contract. You should discuss these limits, required minimum distributions, tax penalties and the tax computation rules with your tax adviser. Any withdrawals under a tax-qualified Contract will be taxable except to the extent they are allocable to an investment in the Contract (any after-tax contributions). In most cases, there will be little or no investment in the Contract for a tax-qualified Contract because contributions will have been made on a pre-tax or tax-deductible basis.

Withdrawals - Roth IRAs. Subject to certain limitations, individuals may also purchase a type of non-deductible IRA annuity known as a Roth IRA annuity. Qualified distributions from Roth IRA annuities are entirely federal income tax free. A qualified distribution requires that the individual has held the Roth IRA annuity for at least five years and, in addition, that the distribution is made either after the individual reaches age 59½, on account of the individual’s death or disability, or as a qualified first-time home purchase, subject to $10,000 lifetime maximum, for the individual, or for a spouse, child, grandchild or ancestor.

Death Benefits. None of the death benefits paid under the Contract to the Beneficiary will be tax-exempt life insurance benefits. The rules governing the taxation of payments from an annuity Contract, as discussed above, generally apply to the payment of death benefits and depend on whether the death benefits are paid as a lump sum or as annuity payments. Estate or gift taxes may also apply.

Assignment. An assignment of your Contract will generally be a taxable event. Assignments of a tax-qualified Contract may also be limited by the Code and the Employee Retirement Income Security Act of 1974, as amended. You should consult your tax advisor prior to making any assignment of your Contract.

An assignment or pledge of all or any portion of the value of a Non-Qualified Contract is treated under Section 72 of the Code as an amount not received as an annuity. The total value of the Contract assigned or pledged that exceeds the aggregate Premiums paid will be included in the individual's gross income. In addition, the amount included in the individual's gross income could also be subject to the 10% penalty tax discussed in connection with Non-Qualified Contracts.

An assignment or pledge of all or any portion of the value of a Qualified Contract will disqualify the Qualified Contract. The Code requires the Qualified Contract to be nontransferable.

Withholding. In general, the income portion of distributions from a Contract are subject to 10% federal income tax withholding and the income portion of income payments are subject to withholding at the same rate as wages unless you elect not to have tax withheld. Some states have enacted similar rules. Different rules may apply to payments delivered outside the United States.

The Code generally allows the rollover of most distributions to and from tax-qualified plans, tax-sheltered annuities, Individual Retirement Annuities and eligible deferred compensation plans of state or local governments. Distributions from other tax qualified plans which may not be rolled over are those which are:

(a)one of a series of substantially equal annual (or more frequent) payments made (a) over the life or life expectancy of the employee, (b) the joint lives or joint life expectancies of the employee and the employee’s beneficiary, or (c) for a specified period of ten years or more;

(b)a required minimum distribution; or

(c)a hardship withdrawal.

Eligible rollover distributions from tax qualified plans (other than an IRA) are subject to mandatory 20% withholding unless they are transferred directly to an IRA or tax qualified plan. Jackson of NY reserves the right to change tax reporting practices where it determines that a change is necessary to comply with federal or state tax rules (whether formal or informal).

Annuity Purchases by Nonresident Aliens and Foreign Corporations. The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S. state, and foreign taxation with respect to an annuity contract purchase.

Definition of Spouse. The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the designation of an annuitant other than the owner, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.
Tax Law Changes. Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.
We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

JACKSON OF NY TAXATION

We reserve the right to deduct from the Contract Value any taxes attributed to the Contract and paid by us to any government entity (including, but not limited to, Premium Taxes, Federal, state and local withholding of income, estate, inheritance, other taxes required by law and any new or increased federal or state income taxes that may be enacted into law). Premium taxes generally range from 0% to 2%, which are applicable in New York. We will determine when taxes relate to the Contract.

We may pay taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We will withhold taxes required by law from any amounts payable from this Contract.

While we may consider company income tax liabilities and tax benefits when pricing our products, we do not currently include our income tax liabilities in the charges you pay under the Contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

OTHER INFORMATION

General Account. The General Account is made up of all of Jackson of NY's assets, including the Fixed Account and JNLNY RILA Separate Account I. Jackson of NY exercises sole discretion over the investment of the General Account assets, and bears the associated investment risk. You will not share in the investment experience of General Account assets. The General Account invests its assets in accordance with state insurance law. All of the assets of the General Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.

Unregistered Separate Account. We hold certain investments supporting the assets that you allocate to the Index Account in a non-insulated unregistered Separate Account. We established the JNLNY RILA Separate Account I ("RILA Separate Account") on March 28, 2023, pursuant to the provisions of New York law. The RILA Separate Account is a separate account under state insurance law and is not registered under the Investment Company Act of 1940. It is non-unitized, non-insulated, and was established under the laws of New York solely for the purpose of supporting our obligations under the Contract. Like our General Account, all of the assets of the RILA Separate Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.

Changes to the Separate Account. Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the RILA Separate Account. We will not make any such changes without receiving any necessary approval of your state insurance department. We will notify you of any changes in writing. These changes may result from changes to or interpretations of applicable laws or regulations, or from business decisions we may make with regard to structure and operation of the RILA Separate Account.

Distribution of Contracts. Jackson National Life Insurance Company of New York (“Jackson of NY”), located at 2900 Westchester Avenue, Purchase, New York, is the issuer for this contract. Jackson National Life Distributors LLC (“JNLD”), located at 300 Innovation Drive, Franklin, Tennessee 37067, serves as the distributor of the Contracts. JNLD also serves as distributor of other variable insurance products issued by Jackson of NY and its parent, Jackson National Life Insurance Company ("Jackson").

JNLD is a wholly owned subsidiary of Jackson National Life Insurance Company. JNLD is registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority (“FINRA”). For more information on broker-dealers and their registered representatives, you may use the FINRA BrokerCheck program via telephone (1-800-289-9999) or the Internet (http://brokercheck.finra.org).

JNLD may distribute the Contracts directly and also enters into selling agreements with broker-dealers or other financial institutions that are unaffiliated with us ("Selling Firms"). The Contracts are offered to customers of Selling Firms. Selling Firms are responsible for delivery of various related disclosure documents and the accuracy of their oral description and appropriate recommendations of the purchase of the Contracts. Selling Firms do not have any legal responsibility to pay amounts that are owed under the Contracts. The obligations and guarantees under the Contracts are the sole responsibility of Jackson of NY. JNLD will use its best efforts to sell the Contracts, but is not required to sell any number or dollar amount of Contracts. We may stop offering the Contracts at any time.

Compensation Paid to Unaffiliated Selling Firms. Commissions are paid to Selling Firms that sell the Contracts. While commissions may vary, they are not expected to exceed 6% of any Premium payment. Where lower commissions are paid up front, trail commissions may also be paid. The Selling Firms determine the amount of the commission that will be paid to their registered representatives. The amounts paid may vary based upon the practices of each Selling Firm.

JNLD and/or Jackson of NY may make payments to Selling Firms in recognition of marketing, distribution, and/or administrative support provided by the Selling Firms. These payments may not be offered to all Selling Firms. The terms of these arrangements vary widely depending on, among other things, products offered; the level and type of marketing, distribution, and administrative support services provided; and the level of access we are provided to the registered representatives of the Selling Firms. Such payments may influence Selling Firms and/or their registered representatives to present the Contracts more favorably than other investment alternatives. Such compensation is subject to applicable state insurance law and regulation, FINRA rules of conduct and Department of Labor (“DOL”) rules and regulations. While such compensation may be significant, it will not result in any additional direct charge by us to you.

JNLD and/or Jackson of NY may make marketing allowance payments and marketing support payments to the Selling Firms. Marketing allowance payments are payments that are designed as consideration for product placement and distribution, assets under management, and sales volume. Marketing allowance payments are generally based on a fixed percentage of annual product sales and generally range from 10 to 50 basis points (0.10% to 0.50%). Payments may also be based on a percentage of assets under management or paid as a specified dollar amount. Marketing support payments may be in the form of cash and/or non-cash compensation to or on behalf of Selling Firms and their registered representatives and are intended to provide us with exposure to registered representatives so that we may build relationships or educate them about product features and benefits. Examples of such payments include, but are not limited to, reimbursements for representative training or “due diligence” meetings (including travel and lodging expenses); client and prospecting events; speaker fees; business development and educational enhancement items (such as software packages containing information for broker use, or prospecting lists); sponsorship payments for participation at conferences and meetings; and other support services, including payments to third party vendors for such services. Payments or reimbursements for meetings and seminars are generally based on the anticipated level of participation and/or accessibility and the size of the audience. Subject to applicable laws and regulations including FINRA rules of conduct and DOL rules and regulations, we may also provide cash and/or non-cash compensation to registered representatives in the form of gifts, promotional items, occasional meals, and entertainment. Selling Firms may qualify for different levels of sales and service support depending on the volume of business that they do with us.

All of the compensation described here, and other compensation or benefits provided by JNLD and/or Jackson of NY or our affiliates, may be greater or less than the total compensation on similar or other products.  The amount or structure of the compensation can create a conflict of interest as it may influence your Selling Firm and financial professional to present this Contract over other investment alternatives.  The variations in compensation, however, may also reflect differences in sales effort or ongoing customer services expected of the Selling Firm and financial professional.  You may ask your financial professional about any variations and how he or she and his or her Selling Firm are compensated for selling the Contract.

Compensation to JNLD. We may use any of our corporate assets to cover the cost of distribution. Compensation is paid to employees of JNLD and/or Jackson of NY who are responsible for providing services to Selling Firms. These employees are generally referred to as “wholesalers” and may meet with Selling Firms and/or their representatives to provide training and sales support. The compensation paid to the wholesalers may vary based on a number of factors, including Premium payments; types of Contracts or optional benefits (if any) sold by the Selling Firms that the wholesaler services; wholesaler performance; and overall company performance. The wholesaler may be required to achieve internally-assigned goals related to the same type of factors and may receive bonus payments for the achievement of individual and/or company-wide goals.

Modification of Your Contract. Only our President, Vice President, Secretary or Assistant Secretary may approve a change to or waive a provision of your Contract. Any change or waiver must be in writing. We may change the terms of your Contract without your consent in order to comply with changes in any applicable New York and federal regulations and laws, including provisions or requirements of the Internal Revenue Code. Your written consent will be obtained prior to changing any terms and conditions of the Contract in a manner that diminishes your rights and/or benefits under the Contract.

Confirmation of Transactions. We will send you a written statement confirming that a financial transaction, such as a withdrawal, or transfer has been completed. This confirmation statement will provide details about the transaction. It is possible that certain transactions, such as transfers, which may only be made on Contract Anniversaries or Index Account Option Term Anniversaries may be confirmed in an annual statement only.

It is important that you carefully review the information contained in the statements that confirm your transactions. If you believe an error has occurred, you must notify us in writing promptly upon receipt of the statement so we can make any appropriate adjustments.

Legal Proceedings. Jackson National Life Insurance Company (Jackson of NY's parent) and its subsidiaries are defendants in a number of civil proceedings arising in the ordinary course of business and otherwise. We are also, from time to time, the subject of regulatory inquiries and proceedings by certain governmental authorities. We do not believe at the present time that any pending action or proceeding, individually or in the aggregate, will have a material adverse effect upon Jackson of NY’s ability to meet its obligations under the Contracts. See “Risk Related to Our Business and Industry – Legal and Regulatory Risk – Legal and regulatory investigations and actions are increasingly common in our industry and could result in a material adverse effect on our business, financial condition, results of operations and cash flows.”

JACKSON OF NY

Jackson National Life Insurance Company of New York (Jackson of NY) is a stock life insurance company organized under the laws of the state of New York in July 1995. Our legal domicile and principal business address is 2900 Westchester Avenue, Purchase, New York 10577. We are admitted to conduct life insurance and annuity business in the states of Delaware, New York and Michigan. We are a wholly-owned subsidiary of Jackson National Life Insurance Company, which, in turn, is a wholly owned subsidiary of Jackson Financial Inc. ("JFI"), whose common stock is traded on the New York Stock Exchange under the symbol "JXN." JFI is also the ultimate parent of PPM America, Inc., a sub-adviser for certain Funds, and Jackson National Asset Management, LLC (“JNAM”), which provides certain administrative services with respect to certain of our separate accounts, including separate account administration services and financial and accounting services. JNAM is located at 225 West Wacker Drive, Chicago, Illinois 60606. Our website is located at www.jackson.com. Information on the website is not part of, or incorporated by reference into, this prospectus. In the following sections, and through the financial statements in the prospectus, we refer to Jackson and its subsidiaries, collectively, as the "Company," "we," "our" or "us."

We issue and administer the Contracts. We maintain records of the name, address, taxpayer identification number and other pertinent information for each Owner, the number and type of Contracts issued to each Owner and records with respect to the value of each Contract.

We do not file periodic reports, in reliance on Rule 12h-7 under the Securities Exchange Act of 1934, as amended, which exempts insurance companies from filing periodic reports pursuant to Section 15(d) of the Exchange Act.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

[TO BE UPDATED BY AMENDMENT]

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

[TO BE UPDATED BY AMENDMENT]

OUR BUSINESS

[TO BE UPDATED BY AMENDMENT]

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

[TO BE UPDATED BY AMENDMENT]

FINANCIAL STATEMENTS

[TO BE UPDATED BY AMENDMENT]

APPENDIX A: CALCULATION EXAMPLES

The Contract currently offers two interest Crediting Method/Protection Option combinations for crediting Index Adjustments to the Index Account Options: Cap with Buffer and Performance Trigger with Buffer.

We calculate the Interim Value on each day of the Index Account Option Term. The Interim Value is the amount that is available to be withdrawn or for an Intra-Term Performance Lock from your Index Account Option on any given day. The Interim Value calculation is the same for all Crediting Methods. It uses the Index value on two dates to determine the Index
Adjustment credited during any Index Account Option Term: the beginning date of the Index Account Option Term and the current date within that Index Account Option Term on which the Interim Value is being calculated. To determine the Index
Adjustment credited, we calculate the net change in Index value between the beginning of the Index Account Option Term and the current Index value and express it as a percentage, then apply either a prorated or guaranteed minimum Index Adjustment Factor (Cap Rate/Performance Trigger Rate/Buffer Rate), as applicable. Prorated Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term. Guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)). If the percentage change in Index value is positive, we apply the applicable prorated or guaranteed minimum positive Index Adjustment Factor (e.g. Cap Rate/Performance Trigger Rate). If the Index return is negative, we apply the prorated or guaranteed minimum downside Index Adjustment Factor (i.e. Buffer) that you have elected. Please note: the Index Participation Rate is not prorated as part of the Interim Value Calculation. This adjusted Index Return is then multiplied by the Index Account Option Value at the beginning of the Index Account Option Term (adjusted to reflect any withdrawals during the term) to determine the amount of Index Adjustment to credit. The Index Adjustment is then added to or subtracted from the Index Account Option Value at the beginning of the term (adjusted to reflect any withdrawals during the term) to calculate the current Interim Value.. It should be noted that unless otherwise indicated, Withdrawal Charges are not included in the examples for simplicity and the total Withdrawal Value at any point is equal to the Pre-Withdrawal Interim Value, Intra-Term Performance Lock Interim Value, or the Total Withdrawal Value in the tabular representation of examples 1-6.

INDEX TO EXAMPLES
During the Crediting Term
Cap Crediting Method
Cap with Buffer, Single Withdrawal where Index Return exceeds Cap	Example 1	pg. A-2
Cap with Buffer, Multiple Withdrawals, Index Participation Rate ("IPR") greater than 100%, Index Return within Buffer, Index Return exceeds Buffer	Example 2	pg. A-4
Performance Trigger Crediting Method
Performance Trigger with Buffer, Single Withdrawal, Index Return greater than PTR, Index Return less than PTR	Example 3	pg. A-7
Performance Trigger with Buffer, Multiple Withdrawals, Index Return less than PTR, Index Return exceeds Buffer, Index Return within Buffer	Example 4	pg. A-9
Intra-Term Performance Lock
Cap with Buffer, Index Return exceeds Cap	Example 5	pg. A-12
Cap with Buffer, Index Return less than Cap	Example 6	Pg. A-14
Withdrawal Charges
Withdrawal Charges Without Earnings	Example 11	pg. A-21
Withdrawal Charges With Earnings	Example 12	pg. A-22
On the Term Anniversary
Automatic Rebalancing
Contract Anniversary where all Index Account Options are at the end of their Terms	Example 7	pg. A-15
Contract Anniversary where two out of three Index Account Options are at the end of their Terms	Example 8	pg. A-16
Contract Anniversary where three out of three Index Account Options are at the end of their Terms	Example 9	pg. A-18
Contract Anniversary where an Intra-Term Performance Lock was performed during the Contract Year	Example 10	pg. A-19

Interim Value Adjustment Upon Withdrawals and Index Crediting Examples

Example 1: This example demonstrates the impact on contract values of taking a single partial withdrawal when the Cap crediting method is elected with the Buffer protection option. The term starts on January 1, and the withdrawal occurs on August 8 when the index return is positive and higher than the Cap Rate. Contract values are also quoted at the beginning of the term and end of the term where the index return is positive and higher than the Cap Rate.

• Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
• Your prorated Cap Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• On January 1, you make the first Premium payment of $100,000 and you are 100% allocated to a 1-year Cap with Buffer Index Account Option with an 8% Cap Rate, 100% Index Participation Rate ("IPR"), and 10% Buffer. Your guaranteed minimum Cap Rate is 5.26%, which is calculated as 8% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.58%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1).
• On August 8, 219 days have elapsed during your crediting term. Your Cap Rate is 5.26%, which is equal to the greater of your prorated Cap Rate (8% * 219/365 = 4.80%) and your guaranteed minimum Cap Rate (5.26%). Your Buffer is 6.58%, which is equal to the greater of your prorated Buffer (10% * 219/365 = 6.00%) and your guaranteed minimum Buffer (6.58%).
• If the Index is up 6% your Adjusted Index Return is the lesser of the Cap Rate (5.26%) and Index Return multiplied by the Index Participation Rate (6% * 100% = 6%). Your Interim Value at that time would be credited the Index Adjustment based on the Adjusted Index Return ($100,000 * 5.26% + $100,000 = $105,260.27). This would be the amount available for a full withdrawal from the Index Account at that time.
• If you take a partial withdrawal of $5,000, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$105,260.27 = 4.75%).
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.75% * $100,000 = $95,249.87). This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.
• After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($95,249.87 * 5.26% + $95,249.87 = $100,260.27). This remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($105,260.27) minus the withdrawal amount ($5,000).
• Carrying this example forward to the end of the Term, assume the Index is up 10%. You will have accrued the full Cap Rate (8%) and Buffer (10%). Since the Index Return is positive, the Index Adjustment credited would be the lesser of the Cap Rate and Index growth multiplied by the Index Participation Rate ($95,249.87 + 8% * $95,249.87 = $102,869.86) to find the final total Withdrawal Value. The total Withdrawal Value will become the starting Index Account Option Value for the next Index Account Option Term.

Tabular Representation of Example 1 (1-year Term)
Days Elapsed in Crediting Term [A]	0	219	365
Total number of days in crediting term [B]	365	365	365
Year to Date Index Change [C]	0.00%	6.00%	10.00%
Index Participation Rate [D]	100%	100%	100%

Full-Term Cap Rate [E]	8.00%	8.00%	8.00%
Prorated Cap Rate [F] = [E] x [A] / [B]	0.00%	4.80%	8.00%
Guaranteed Minimum Cap Rate [G] = [E] x (60 x 1 + 180) / [B]	5.26%	5.26%	5.26%
Cap Rate [H] = greater of [F] or [G]	5.26%	5.26%	8.00%
Full-Term Buffer [I]	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	6.00%	10.00%
Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.58%	6.58%	6.58%
Buffer [L] = greater of [J] or [K]	6.58%	6.58%	10.00%
Index Adjustment [M] = min ([C] + [L], 0%) if [C] < 0% [M] = min([H], [C] x [D]) otherwise	0.00%	5.26%	8.00%
Pre-Withdrawal Index Account Option Value [N]	100,000.00	100,000.00	95,249.87
Pre-Withdrawal Interim Value [O] = [N] x (1 + [M])	100,000.00	105,260.27	102,869.86
Withdrawals [P]	0.00	5,000.00	0.00
Percent of Interim Value Withdrawn [Q] = [P] / [O]	0.00%	4.75%	0.00%
Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	95,249.87	95,249.87
Total Withdrawal Value [S] = [R] x (1 + [M])	100,000.00	100,260.27	102,869.86

Example 2: This example demonstrates the impact on contract values of taking multiple partial withdrawals throughout the Term when the Cap crediting method is elected with the Buffer protection option. The Term starts on January 1 and the first withdrawal occurs on May 27 when the index return is positive and lower than the Cap Rate. The second withdrawal occurs on October 20 when the index return is negative and within the Buffer. Contract values are also quoted at the beginning of the term and end of the term where the index return is negative and exceeds the Buffer.

• Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
• Your prorated Cap Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• On January 1, you make your first Premium payment of $100,000 and you are 100% allocated to a 1-year Cap with Buffer Index Account Option with an 8% Cap Rate, 110% Index Participation Rate, and 10% Buffer. Your guaranteed minimum Cap Rate is 5.26%, which is calculated as 8% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.58%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1).
• On May 27, 146 days have elapsed during your crediting term. Your Cap Rate is 5.26%, which is equal to the greater of your prorated Cap Rate (8% * 146/365 = 3.20%) and your guaranteed minimum Cap Rate (5.26%). Your Buffer is 6.58%, which is equal to the greater of your prorated Buffer (10% * 146/365 = 4.00%) and your guaranteed minimum Buffer (6.58%).
• If the Index is up 1% your Adjusted Index Return is the lesser of the Cap Rate (5.26%) and Index Return multiplied by the Index Participation Rate (1% * 110% = 1.1%). Your Interim Value at that time would be credited the Index Adjustment based on the Adjusted Index Return ($100,000 * 1.1% + $100,000 = $101,100). This would be the amount available for a full withdrawal from the Index Account at that time.
• If you take a partial withdrawal of $5,000 on May 27, your Index Account Option Value at the beginning of the Term will be reduced by the proportion of your withdrawal to the Interim Value ($5,000/$101,100 = 4.95%).

• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.95% * $100,000 = $95,054.40). This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.
• After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($95,054.40 * 1.1% + $95,054.40 = $96,100). This remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($101,100) minus the withdrawal amount ($5,000).
• If you make a second partial withdrawal of $5,000 on October 20, 292 days have elapsed during your crediting term. Your Cap Rate is 6.40%, which is equal to the greater of your prorated Cap Rate (8% * 292/365 = 6.40%) and your guaranteed minimum Cap Rate (5.26%). Your Buffer is 8.00%, which is equal to the greater of your prorated Buffer (10% * 292/365 = 8.00%) and your guaranteed minimum Buffer (6.58%).
• If the Index is down 4%, no Index Participation Rate is applied to the Index Return and at that time your Interim Value would have the Buffer applied to the loss. Since the Buffer is larger than the loss in Index Value, the Adjusted Index Return results in no loss (0%) being applied to the Interim Value ($95,054.40 + 0% * $95,054.40 = $95,054.40). This would be the amount available for a full withdrawal from the Indexed Account at that time.
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction ($5,000/$95,054.40 = 5.26%) in your Interim Value ($95,054.40 - 5.26% * $95,054.40 = $90,054.40). This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.
• After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($90,054.40* 0% + $90,054.40= $90,054.40). This remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($95,054.40) minus the withdrawal amount ($5,000).
• Carrying this example forward to the end of the Term assume the Index is down 12%. You will have accrued the full Cap Rate (8%) and Buffer (10%). The Index Participation Rate is not applied to the Index Return because the Index Return is negative. Since the Index is down by more than the Buffer, the Adjusted Index Return would be the loss added to the Buffer (-12% + 10% = -2%) and the Index Account Option Value is credited the Index Adjustment ($90,054.40+ -2% * $90,054.40= $88,253.31) to find the final total Withdrawal Value. The total Withdrawal Value will become the starting Index Account Option Value for the next Index Account Option Term.

Tabular Representation of Example 2 (1-year Term)
Days Elapsed in Crediting Term [A]	0	146	292	365
Total number of days in crediting term [B]	365	365	365	365
Year to Date Index Change [C]	0.00%	1.00%	-4.00%	-12.00%
Index Participation Rate [D]	110%	110%	110%	110%
Full-Term Cap Rate [E]	8.00%	8.00%	8.00%	8.00%
Prorated Cap Rate [F] = [E] x [A] / [B]	0.00%	3.20%	6.40%	8.00%
Guaranteed Minimum Cap Rate [G] = [E] x (60 x 1 + 180) / [B]	5.26%	5.26%	5.26%	5.26%
Cap Rate [H] = greater of [F] or [G]	5.26%	5.26%	6.40%	8.00%
Full-Term Buffer [I]	10.00%	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	4.00%	8.00%	10.00%
Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.58%	6.58%	6.58%	6.58%
Buffer [L] = greater of [J] or [K]	6.58%	6.58%	8.00%	10.00%
Index Adjustment [M] = min([C] + [L], 0%) if [C] < 0% [M] = min([H], [C] x [D]) otherwise	0.00%	1.10%	0.00%	-2.00%
Pre-Withdrawal Index Account Option Value [N]	100,000.00	100,000.00	95,054.40	90,054.40
Pre-Withdrawal Interim Value [O] = [N] x (1 + [M])	100,000.00	101,100.00	95,054.40	88,253.31
Withdrawals [P]	0.00	5,000.00	5,000.00	0.00
Percent of Interim Value Withdrawn [Q] = [P] / [O]	0.00%	4.95%	5.26%	0.00%
Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	95,054.40	90,054.40	90,054.40
Total Withdrawal Value [S] = [R] x (1 + [M])	100,000.00	96,100.00	90,054.40	88,253.31

Example 3: This example demonstrates the impact on contract values of taking a single partial withdrawal when the Performance Trigger crediting method is elected with the Buffer protection option. The Term starts on January 1 and the withdrawal occurs on August 8 when the index return is positive and higher than the Performance Trigger Rate. Contract values are also quoted at the beginning of the term and end of the term where the index return is positive and lower than the Performance Trigger Rate.

• Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
• Your prorated Performance Trigger Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• On January 1, you make an initial Premium payment of $100,000 and you are 100% allocated to a 1-year Performance Trigger with Buffer Index Account Option with a 6% Performance Trigger Rate and 10% Buffer. Your guaranteed minimum Performance Trigger Rate is 3.95%, which is calculated as 6% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.58%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1).
• On August 8, 219 days have elapsed during your crediting term. Your Performance Trigger Rate is 3.95%, which is equal to the greater of your prorated Performance Trigger Rate (6% * 219/365 = 3.60%) and your guaranteed minimum Performance Trigger Rate (3.95%). Your Buffer is 6.58%, which is equal to the greater of your prorated Buffer (10% * 219/365 = 6.00%) and your guaranteed minimum Buffer (6.58%).
• If the Index is up 6% your Interim Value at that time would be credited with the Performance Trigger Rate ($100,000 * 3.95% + $100,000 = $103,945.21). This would be the amount available for a full withdrawal from the Index Account at that time.

• If you take a partial withdrawal of $5,000, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$103,945.21 = 4.81%).
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.81% * $100,000 = $95,189.77). This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.
• After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($95,189.77* 3.95% + $95,189.77 = $98,945.21). This remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($103,945.21) minus the withdrawal amount ($5,000).
• Carrying this example forward to the end of the Term, assume the Index is up 4%. You will have accrued the full Performance Trigger Rate (6%) and Buffer (10%). Since the Index is up, the Index Adjustment credited would be the Performance Trigger Rate ($95,189.77 + 6% * $95,189.77 = $100,901.16) to find the final total Withdrawal Value. The total Withdrawal Value will become the starting Index Account Option Value for the next Index Account Option Term.

Tabular Representation of Example 3 (1-year Term)
Days Elapsed in Crediting Term [A]	0	219	365
Total number of days in crediting term [B]	365	365	365
Year to Date Index Change [C]	0.00%	6.00%	10.00%
Index Participation Rate [D]	N/A	N/A	N/A
Full-Term Performance Trigger Rate [E]	6.00%	6.00%	6.00%
Prorated Performance Trigger Rate [F] = [E] x [A] / [B]	0.00%	3.60%	6.00%
Guaranteed Minimum Performance Trigger Rate [G] = [E] x (60 x 1 + 180) / [B]	3.95%	3.95%	3.95%
Performance Trigger Rate [H] = greater of [F] or [G]	3.95%	3.95%	6.00%
Full-Term Buffer [I]	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	6.00%	10.00%
Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.58%	6.58%	6.58%
Buffer [L] = greater of [J] or [K]	6.58%	6.58%	10.00%
Index Adjustment [M] = min([C] + [L], 0%) if [C] < 0% [M] = [H] otherwise	3.95%	3.95%	6.00%
Pre-Withdrawal Index Account Option Value [N]	100,000.00	100,000.00	95,189.77
Pre-Withdrawal Interim Value [O] = [N] x (1 + [M])	103,945.21	103,945.21	100,901.16
Withdrawals [P]	0.00	5,000.00	0.00

Percent of Interim Value Withdrawn [Q] = [P] / [O]	0.00%	4.81%	0.00%
Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	95,189.77	95,189.77
Total Withdrawal Value [S] = [R] x (1 + [M])	103,945.21	98,945.21	100,901.16

Example 4: This example demonstrates the impact on contract values of taking multiple partial withdrawals throughout the Term when the Performance Trigger crediting method is elected with the Buffer protection option. The Term starts on January 1 and the first withdrawal occurs on May 27 when the index return is positive and does not exceed the Performance Trigger Rate. The second withdrawal occurs on October 20 when the index return is negative and exceeds the Buffer. Contract values are also quoted at the beginning of the term and end of the term where the index return is negative and within the Buffer.

• Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
• Your prorated Performance Trigger Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• On January 1, you make an initial Premium payment of $100,000 and you are 100% allocated to a 1-year Performance Trigger with Buffer Index Account Option with a 6% Performance Trigger Rate and 10% Buffer. Your guaranteed minimum Performance Trigger Rate is 3.95%, which is calculated as 6% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.58%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1)
• On May 27, 146 days have elapsed during your crediting term. Your Performance Trigger Rate is 3.95%, which is equal to the greater of your prorated Performance Trigger Rate (6% * 146/365 = 2.40%) and your guaranteed minimum

Performance Trigger Rate (3.95%). Your Buffer is 6.58%, which is equal to the greater of your prorated Buffer (10% * 219/365 = 6.00%) and your guaranteed minimum Buffer (6.58%).
• If the Index is up 1%, your Interim Value at that time would be credited with the Performance Trigger Rate ($100,000 * 3.95% + $100,000 = $103,945.21). This would be the amount available for a full withdrawal from the Index Account at that time.
• If you take a partial withdrawal $5,000 on May 27, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$103,945.21 = 4.81%).
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.81% * $100,000 = $95,189.77). This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.
• After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($95,189.77 * 3.95% + $95,189.77= $98,945.21). This remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($103945.21) minus the withdrawal amount ($5,000).
• If you make a second partial withdrawal of $5,000 on October 20, 292 days have elapsed during your crediting term. Your Performance Trigger Rate is 4.80%, which is equal to the greater of your prorated Performance Trigger Rate (6% * 292/365 = 4.80%) and your guaranteed minimum Performance Trigger Rate (3.95%). Your Buffer is 8.00%, which is equal to the greater of your prorated Buffer (10% * 292/365 = 8.00%) and your guaranteed minimum Buffer (6.58%).
• If the Index is down 10% at that time, your Interim Value would have the Buffer applied to the loss and since the Index is down by more than the Buffer it would apply the net difference (8% + -10% = -2%) to your Interim Value ($95,189.77 + -2% * $95,189.77= $93,285.98). This would be the amount available for a full withdrawal from the Indexed Account at that time.
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction ($5,000/$93,285.98 = 5.36%) in your Interim Value ($95,189.77 - 5.36% * $95,189.77 = $90,087.73). This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.
• After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($90,087.73 * -2% + $90,087.73 = $88,285.98). This remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($93,285.98) minus the withdrawal amount ($5,000).
• Carrying this example forward to the end of the Term, assume the Index is down 9%. You will have accrued the full Performance Trigger Rate (6%) and Buffer (10%). Since the Buffer is larger than the loss in Index Value, the Index Return results in no loss (0%) and the Index Account Option Value is fully protected ($90,087.73 + 0% * $90,087.73= $90,087.73). This would be the total Withdrawal Value from the Indexed Account at that time.. The total Withdrawal Value will become the starting Index Account Option Value for the next Index Account Option Term.

Tabular Representation of Example 4 (1-year Term)
Days Elapsed in Crediting Term [A]	0	146	292	365
Total number of days in crediting term [B]	365	365	365	365
Year to Date Index Change [C]	0.00%	10.00%	-10.00%	-9.00%
Index Participation Rate [D]	N/A	N/A	N/A	N/A
Full-Term Performance Trigger Rate [E]	6.00%	6.00%	6.00%	6.00%
Prorated Performance Trigger Rate [F] = [E] x [A] / [B]	0.00%	2.40%	4.80%	6.00%
Guaranteed Minimum Performance Trigger Rate [G] = [E] x (60 x 1 + 180) / [B]	3.95%	3.95%	3.95%	3.95%

Performance Trigger Rate [H] = greater of [F] or [G]	3.95%	3.95%	4.80%	6.00%
Full-Term Buffer [I]	10.00%	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	4.00%	8.00%	10.00%
Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.58%	6.58%	6.58%	6.58%
Buffer [L] = greater of [J] or [K]	6.58%	6.58%	8.00%	10.00%
Index Adjustment [M] = min([C] + [L], 0%) if [C] < 0% [M] = [H] otherwise	3.95%	3.95%	-2.00%	0.00%
Pre-Withdrawal Index Account Option Value [N]	100,000.00	100,000.00	95,189.77	90,087.73
Pre-Withdrawal Interim Value [O] = [N] x (1 + [M])	103,945.21	103,945.21	93,285.98	90,087.73
Withdrawals [P]	0.00	5,000.00	5,000.00	0.00
Percent of Interim Value Withdrawn [Q] = [P] / [O]	0.00%	4.81%	5.36%	0.00%
Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	95,189.77	90,087.73	90,087.73
Total Withdrawal Value [S] = [R] x (1 + [M])	103,945.21	98,945.21	88,285.98	90,087.73

Intra-Term Performance Lock Examples

Example 5: This example demonstrates an Intra-Term Performance Lock transfer three fifths of the way through the Term from a Cap with Buffer Index Account Option when the Index Return exceeds the Cap Rate.

• This example utilizes the same return parameters as Example 1.
• Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
• Your prorated Cap Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• Your starting Premium is $100,000 on January 1 and you are 100% allocated to a 1-year Cap with Buffer Index Account Option with an 8% Cap Rate, 100% IPR, and 10% Buffer. Your guaranteed minimum Cap Rate is 5.26%, which is calculated as 8% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.58%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1)
• On August 8, 219 days have elapsed during your crediting term. Your Cap Rate is 5.26%, which is equal to the greater of your prorated Cap Rate (8% * 219/365 = 4.80%) and your guaranteed minimum Cap Rate (5.26%). Your Buffer is 6.58%, which is equal to the greater of your prorated Buffer (10% * 219/365 = 6.00%) and your guaranteed minimum Buffer (6.58%).
• If the Index is up 6% your Adjusted Index Return is the lesser of the Cap Rate (5.26%) and Index Return multiplied by the Index Participation Rate (6% * 100% = 6%). Your Interim Value at that time would be credited the Index Adjustment based on the Adjusted Index Return ($100,000 * 5.26% + $100,000 = $105,260.27).
• If you perform an Intra-Term Performance Lock, all of your Index Account Option Value associated with the Index Account Option will be transferred into the Short Duration Fixed Account where it will be credited a fixed interest rate until the next Contract Anniversary. Thus, all $105,260.27 of the Interim Value would be subject to the Intra-Term Performance Lock and the Index Account Option Value will be reduced by 100% ($105,260.27/$105,260.27 = 100%).
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value and is now zero ($100,000 - 100% * $100,000 = $0). Since the Index Account Option Value is zero, no adjustments will be applied and your Withdrawal Value from the Index Account Option is also zero.
• Carrying this example forward to the end of the Term, assume the Index is up 10%. Since your Index Account Option Value is still zero, no Index Adjustment is applied and the final total Withdrawal Value associated with the Index Account is zero.

Tabular Representation of Example 5 (1-year Term)
Days Elapsed in Crediting Term [A]	0	219	365
Total number of days in crediting term [B]	365	365	365
Year to Date Index Change [C]	0.00%	6.00%	10.00%
Index Participation Rate [D]	100%	100%	100%
Full-Term Cap Rate [E]	8.00%	8.00%	8.00%
Prorated Cap Rate [F] = [E] x [A] / [B]	0.00%	4.80%	8.00%
Guaranteed Minimum Cap Rate [G] = [E] x (60 x 1 + 180) / [B]	5.26%	5.26%	5.26%
Cap Rate [H] = greater of [F] or [G]	5.26%	5.26%	8.00%
Full-Term Buffer [I]	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	6.00%	10.00%
Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.58%	6.58%	6.58%
Buffer [L] = greater of [J] or [K]	6.58%	6.58%	10.00%
Index Adjustment [M] = min([C] + [L], 0%) if [C] < 0% [M] = min([H], [C] x [D]) otherwise	0.00%	5.26%	8.00%
Pre Intra-Term Performance Lock Index Account Option Value [N]	100,000.00	100,000.00	0.00
Pre Intra-Term Performance Lock Interim Value [O] = [N] x (1 + [M])	100,000.00	105,260.27	0.00
Intra-Term Performance Lock [P]	0.00	105,260.27	0.00
Percent of Interim Value Intra-Term Performance Locked [Q] = [P] / [O]	0.00%	100.00%	0.00%
Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	0.00	0.00
Total Withdrawal Value [S] = [R] x (1 + [M])	100,000.00	0.00	0.00

Example 6: This example demonstrates an Intra-Term Performance Lock transfer three fifths of the way through the Term from a Cap Rate with Buffer Index Account Option when the Index return is less than the Cap Rate.
• Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
• Your prorated Cap Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• Your starting Premium is $100,000 on January 1 and you are 100% allocated to a 1-year Cap with Buffer Index Account Option with an 8% Cap Rate, 110% Index Participation Rate, and 10% Buffer. Your guaranteed minimum Cap Rate is 5.26%, which is calculated as 8% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.58%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1)
• On August 8, 219 days have elapsed during your crediting term. Your Cap Rate is 5.26%, which is equal to the greater of your prorated Cap Rate (8% * 219/365 = 4.80%) and your guaranteed minimum Cap Rate (5.26%). Your Buffer is 6.58%, which is equal to the greater of your prorated Buffer (10% * 219/365 = 6.00%) and your guaranteed minimum Buffer (6.58%).
• If the Index is up 2% your Adjusted Index Return is the lesser of the Cap Rate (5.26%) and Index Return multiplied by the Index Participation Rate (2% * 110% = 2.2%). Your Interim Value at that time would be credited the Index Adjustment based on the Adjusted Index Return ($100,000 * 2.2% + $100,000 = $102,200).
• If you perform an Intra-Term Performance Lock, all of your Index Account Option Value associated with the Index Account Option will be transferred into the Short Duration Fixed Account where it will be credited a fixed interest rate until the next Contract Anniversary. Thus, all $102,200 of the Interim Value would be subject to the Intra-Term Performance Lock and the Index Account Option Value will be reduced by 100% ($102,200/$102,200 = 100%).
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 100% * $100,000 = $0). Since the Index Account Option Value is zero, no adjustments will be applied and your Withdrawal Value from the Index Account Option is also zero.
• Carrying this example forward to the end of the Term, assume the Index is up 5%. Since your Index Account Option Value is still zero, no Index Adjustment is applied and the final total Withdrawal Value associated with the Index Account is zero.

Tabular Representation of Example 6 (1-year Term)
Days Elapsed in Crediting Term [A]	0	219	365
Total number of days in crediting term [B]	365	365	365
Year to Date Index Change [C]	0.00%	2.00%	5.00%
Index Participation Rate [D]	110%	110%	110%
Full-Term Cap Rate [E]	8.00%	8.00%	8.00%
Prorated Cap Rate [F] = [E] x [A] / [B]	0.00%	4.80%	8.00%
Guaranteed Minimum Cap Rate [G] = [E] x (60 x 1 + 180) / [B]	5.26%	5.26%	5.26%
Cap Rate [H] = greater of [F] or [G]	5.26%	5.26%	8.00%
Full-Term Buffer [I]	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	6.00%	10.00%
Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.58%	6.58%	6.58%

Buffer [L] = greater of [J] or [K]	6.58%	6.58%	10.00%
Index Adjustment [M] = min([C] + [L], 0%) if [C] < 0% [M] = min([H], [C] x [D]) otherwise	0.00%	2.20%	5.50%
Pre Intra-Term Performance Lock Index Account Option Value [N]	100,000.00	100,000.00	0.00
Pre Intra-Term Performance Lock Interim Value [O] = [N] x (1 + [M])	100,000.00	102,200.00	0.00
Intra-Term Performance Lock [P]	0.00	102,200.00	0.00
Percent of Interim Value Intra-Term Performance Locked [Q] = [P] / [O]	0.00%	100.00%	0.00%
Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	0.00	0.00
Total Withdrawal Value [S] = [R] x (1 + [M])	100,000.00	0.00	0.00

Automatic Rebalancing at Contract Anniversaries Examples

Example 7: This example demonstrates the automatic rebalancing option at the 1 st Contract Anniversary when Contract Options with one-year terms are elected on the Contract.

• For this example, assume you have an initial Premium of $100,000. Your initial allocations are 50% to the 1-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 8.00% and 100% Index Participation Rate and 50% to the 1-year S&P 500 Performance Trigger with Buffer Crediting Method with a Performance Trigger Rate of 6.00%. The Buffer for each Index Account Option is 10%. Each Contract Option would be allocated with $50,000 ($100,000 * 50% = $50,000).
• You elect the automatic rebalancing option with the same allocation instructions as you provided for your initial Premium.
• If the S&P 500 Index is up 10% at the 1 st Contract Anniversary, the following adjustments to the Contract Value would be made for each Contract Option:
▪ For the 1-year S&P 500 Cap with Buffer Crediting Method, the Adjusted Index Return would be the lesser of the Cap Rate (8%) and the Index Return multiplied by the Index Participation Rate (10% * 100% = 10%). The Index Account Option Value would be credited the Index Adjustment based on the Adjusted Index Return ($50,000 * 8% + $50,000 = $54,000).
▪ For the 1-year S&P 500 Performance Trigger with Buffer Crediting Method, the Index Account Option Value would be credited with the Performance Trigger Rate (6%) ($50,000 * 6% + $50,000 = $53,000).
• At the 1 st Contract Anniversary, both elected Contract Options are at the end of their term and are eligible to be automatically rebalanced. The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($54,000 + $53,000 = $107,000).
• Given both elected Contract Options are eligible for automatic rebalancing, the allocation percentages for the Contract Options do not need to be adjusted.
• At the 1 st Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the allocation percentage for the Contract Option multiplied by the total Contract Value eligible for rebalancing:
▪ For the 1-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 1 st Contract Anniversary would be $53,500 ($107,000 * 50% = $53,500).
▪ For the 1-year S&P 500 Performance Trigger with Buffer Crediting Method, the amount allocated at the 1 st Contract Anniversary would be $53,500 ($107,000 * 50% = $53,500).

Contract Option	1-Year S&P 500 Cap with Buffer	1-Year S&P 500 Performance Trigger with Buffer
Initial Premium [A]	$100,000.00
Allocation (%) [B]	50%	50%
Allocation ($) [C] = [A] × [B]	$50,000.00	$50,000.00
Interest Rate / Index Adjustment [D]	8.00%	6.00%
Contract Value at 1st Contract Anniversary [E] = [C] × (1+[D])	$54,000.00	$53,000.00
Contract Option Eligible for Rebalancing [F] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes
Total Contract Value Eligible for Rebalancing [G] = Sum of row [E] if row [F] = “Yes”	$107,000.00
Total Allocation Percentage Ineligible for Automatic Rebalancing [H] = Sum of row [B] if row [F] = “No”	0.00%
Adjusted Allocation Percentage [I] = [B] / (1-[H]) if [F] = “Yes”, “N/A” otherwise	50.00%	50.00%
Allocation at 1st Contract Anniversary [J] = [G] × [I] if [F] = “Yes”, "N/A" Otherwise	$53,500.00	$53,500.00
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [K] = [J] - [E] if [F] = "Yes", 0 Otherwise	-$500.00	$500.00

Example 8: This example demonstrates the automatic rebalancing option at the 1 st Contract Anniversary when Contract Options with one-year and three-year terms are elected on the Contract.

• For this example, assume you have an initial Premium of $100,000. Your initial allocations are 20% to the 1-year Fixed Account Option with a 1.00% credited rate, 40% to the 1-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 8.00% and 100% Index Participation Rate, and 40% to the 3-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 24.00% and 100% Index Participation Rate. The Buffer for each Index Account Option is 10%. Each Contract Option would be allocated with $20,000, $40,000, and $40,000, respectively.
• You elect the automatic rebalancing option with the same allocation instructions as you provided for your initial Premium.
• If the S&P 500 Index is up 10% at the 1 st Contract Anniversary, the following adjustments to the Contract Value would be made for each Contract Option:
▪ For the 1-year Fixed Account Option, the Fixed Account Value would be credited with the 1.00% credited rate ($20,000 * 1% + $20,000 = $20,200).
▪ For the 1-year S&P 500 Cap with Buffer Crediting Method, the Adjusted Index Return would be the lesser of the Cap Rate (8%) and the Index Return multiplied by the Index Participation Rate (10% * 100% = 10%). The Index Account Option Value would be credited the Index Adjustment based on the Adjusted Index Return ($40,000 * 8% + $40,000 = $43,200).

▪ For the 3-year S&P 500 Cap with Buffer Crediting Method, the Adjusted Index Return would be the lesser of the Cap Rate (8%, which is the greater of your prorated Cap Rate of 8% or your guaranteed minimum Cap Rate of 7.89%) and the Index Return multiplied by the Index Participation Rate (10% * 100% = 10%). The Index Account Option Value would be credited the Index Adjustment based on the Adjusted Index Return ($40,000 * 8% + $40,000 = $43,200).
• At the 1 st Contract Anniversary, only the Contract Options with the one-year terms are at the end of their term and are eligible to be automatically rebalanced. The Contract Option with the three-year term is not expired, so it is ineligible for automatic rebalancing on this Contract Anniversary.
▪ The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($20,200 + $43,200 = $63,400).
▪ The total allocation percentage ineligible for automatic rebalancing is the sum of the instructed allocation percentages corresponding to Contract Options that are ineligible for rebalancing on this Contract Anniversary, in this case the 3-year term crediting method (40%).
• The allocation percentages for automatic rebalancing at the 1 st Contract Anniversary for the eligible Contract Options are adjusted to not include the allocation percentages of Contract Options ineligible for automatic rebalancing. The adjusted allocation percentages of the eligible Contract Options are calculated as the specified allocation percentage of the eligible Contract Option divided by one minus the total allocation percentage ineligible for automatic rebalancing (1 - 40% = 60%):
▪ For the 1-year Fixed Account Option, the adjusted allocation percentage is 33.33% (20% / (60%) = 33.33%).
▪ For the 1-year S&P 500 Cap with Buffer Crediting Method, the adjusted allocation percentage is 66.67% (40% / (60%) = 66.67%).
• At the 1 st Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the adjusted allocation percentage for the eligible Contract Option multiplied by the total Contract Value eligible for rebalancing:
▪ For the 1-year Fixed Account Option, the amount allocated at the 1 st Contract Anniversary would be $21,133.33 ($63,400 * 33.33% = $21,133.33).
▪ For the 1-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 1 st Contract Anniversary would be $42,266.67 ($63,400 * 66.67% = $42,266.67).
▪ For the 3-year S&P 500 Cap with Buffer Crediting Method, no amount would allocate since the Contract Option is ineligible for automatic rebalancing on this Contract Anniversary.

Contract Option	1-Year Fixed Account Option	1-Year S&P 500 Cap with Buffer	3-Year S&P 500 Cap with Buffer
Initial Premium [A]	$100,000.00
Allocation (%) [B]	20%	40%	40%
Allocation ($) [C] = [A] × [B]	$20,000.00	$40,000.00	$40,000.00
Interest Rate / Index Adjustment [D]	1.00%	8.00%	8.00%
Contract Value at 1st Contract Anniversary [E] = [C] × (1+[D])	$20,200.00	$43,200.00	$43,200.00
Contract Option Eligible for Rebalancing [F] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes	No
Total Contract Value Eligible for Rebalancing [G] = Sum of row [E] if row [F] = “Yes”	$63,400.00

Total Allocation Percentage Ineligible for Automatic Rebalancing [H] = Sum of row [B] if row [F] = “No”	40.00%
Adjusted Allocation Percentage [I] = [B] / (1-[H]) if [F] = “Yes”, “N/A” otherwise	33.33%	66.67%	N/A
Allocation at 1st Contract Anniversary [J] = [G] × [I] if [F] = “Yes”, "N/A" Otherwise	$21,133.33	$42,266.67	N/A
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [K] = [J] - [E] if [F] = "Yes", 0 Otherwise	$933.33	-$933.33	$0.00

Example 9: This example demonstrates the automatic rebalancing option at the 3 rd Contract Anniversary when Contract Options with one-year and three-year terms are elected on the Contract.

• This example is a continuation of Example 8 in which the automatic rebalancing option is elected. You have the following allocation instructions on the Contract: 20% allocated to the 1-year Fixed Account Option with a 1.00% credited rate, 40% allocated to the 1-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 8.00% and 100% Index Participation Rate, and 40% allocated to the 3-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 24.00% and 100% Index Participation Rate. The Buffer for each Index Account Option is 10%. The 1-year Fixed Account Option and 1-year S&P 500 Cap with Buffer Crediting Method respectively had $21,760 and $43,520 allocated to them at the 2 nd Contract Anniversary. The 3-year S&P 500 Cap with Buffer had $40,000 allocated to it at the issue of the Contract, consistent with Example 8.
• If the S&P 500 Index is up 24% since the issue of the Contract and is up 4% during the 3 rd Contract Year, the following adjustments to the Contract Value would be made for each Contract Option:
▪ For the 1-year Fixed Account Option, the Fixed Account Value would be credited with the 1.00% credited rate ($21,760 * 1% + $21,760 = $21,977.60).
▪ For the 1-year S&P 500 Cap with Buffer Crediting Method, the Adjusted Index Return would be the lesser of the Cap Rate (8%) and the Index Return during the 3 rd Contract Year multiplied by the Index Participation Rate (4% * 100% = 4%). The Index Account Option Value would be credited the Adjusted Index Return ($43,520 * 4% + $43,520 = $45,260.80).
▪ For the 3-year S&P 500 Cap with Buffer Crediting Method, the Adjusted Index Return would be the lesser of the Cap Rate (24%) and the Index Return since the issue of the Contract multiplied by the Index Participation Rate (24% * 100% = 24%). The Index Account Option Value would be credited the Adjusted Index Return ($40,000 * 24% + $40,000 = $49,600).
▪ At the 3 rd Contract Anniversary, the Contract Options with the one-year Terms and three-year Term are at the end of their term and are eligible to be automatically rebalanced. The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($21,977.60 + $45,260.80 + $49,600.00 = $116,838.40).
◦ Given all three elected Contract Options are eligible for automatic rebalancing, the allocation percentages for the Contract Options do not need to be adjusted.
• At the 3 rd Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the allocation percentage for the Contract Option multiplied by the total Contract Value eligible for rebalancing:
▪ For the 1-year Fixed Account Option, the amount allocated at the 3 rd Contract Anniversary would be $23,367.68 ($116,838.40 * 20% = $23,367.68).
▪ For the 1-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 3 rd Contract Anniversary would be $46,735.36 ($116,838.40* 40% = $46,735.36).
▪ For the 3-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 3 rd Contract Anniversary would be $46,735.36 ($116,838.40* 40% = $46,735.36).

Contract Option	1-Year Fixed Account Option	1-Year S&P 500 Cap with Buffer	3-Year S&P 500 Cap with Buffer
Initial Premium [A]	$100,000.00
Allocation (%) [B]	20%	40%	40%
Allocation ($) [C]	$21,760.00	$43,520.00	$40,000.00
Interest Rate / Index Adjustment [D]	1.00%	4.00%	24.00%
Contract Value at 3rd Contract Anniversary [E] = [C] × (1+[D])	$21,977.60	$45,260.80	$49,600.00
Contract Option Eligible for Rebalancing [F] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes	Yes
Total Contract Value Eligible for Rebalancing [G] = Sum of row [E] if row [F] = “Yes”	$116,838.40
Total Allocation Percentage Ineligible for Automatic Rebalancing [H] = Sum of row [B] if row [F] = “No”	0.00%
Adjusted Allocation Percentage [I] = [B] / (1-[H]) if [F] = “Yes”, “N/A” otherwise	20.00%	40.00%	40.00%
Allocation at 3rd Contract Anniversary [J] = [G] × [I] if [F] = “Yes”, "N/A" Otherwise	$23,367.68	$46,735.36	$46,735.36
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [K] = [J] - [E] if [F] = "Yes", 0 Otherwise	$1,390.08	$1,474.56	-$2,864.64

Example 10: This example demonstrates the automatic rebalancing option at the 1 st Contract Anniversary when an Intra-Term Performance Lock occurs on a three-year term Contract Option on the 1 st Contract Anniversary.

• For this example, assume you have an initial Premium of $100,000. Your initial allocations are 50% to the 1-year Fixed Account Option with a 1.00% credited rate and 50% to the 3-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 24.00% and 100% Index Participation Rate. The Buffer for the Index Account Option is 10%. Each Contract Option would be allocated with $50,000 ($100,000 * 50% = $50,000).
• You elect the automatic rebalancing option with the same allocation instructions as you provided for your initial Premium.
• If the S&P 500 Index is up 6% at the 1 st Contract Anniversary, the following adjustments to the Contract Value would be made for each Contract Option:
▪ For the 1-year Fixed Account Option, the Fixed Account Value would be credited with the 1.00% credited rate ($50,000 * 1% + $50,000 = $50,500).
▪ For the 3-year S&P 500 Cap with Buffer Crediting Method, the Adjusted Index Return would be the lesser of the Cap Rate (8%, which is the greater of your prorated Cap Rate of 8% or your guaranteed minimum Cap Rate of 7.89%) and the Index Return multiplied by the Index Participation Rate (6% * 100% = 6%). The Index Account Option Value would be credited the Adjusted Index Return ($50,000 * 6% + $50,000 = $53,000).

• At the 1 st Contract Anniversary, an Intra-Term Performance Lock is executed on the 3-year S&P 500 Cap with Buffer Crediting Method, transferring $53,000 to the Short Duration Fixed Account Option. After the Intra-Term Performance Lock, the Index Account Option Value of the 3-year S&P 500 Cap with Buffer Crediting Method is $0.
• At the 1 st Contract Anniversary, both Contract Options are eligible for automatic rebalancing. The 1-year Fixed Account Option is eligible as its term has expired. The 3-year S&P 500 Cap with Buffer Crediting Method is eligible since it now has $0 of Contract Value allocated to it due to the Intra-Term Performance Lock.
▪ The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($50,500 + $53,000 = $103,500).
▪ Given both elected Contract Options are eligible for automatic rebalancing, the allocation percentages for the Contract Options do not need to be adjusted to calculate the automatically rebalanced allocations.
• At the 1 st Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the allocation percentage for the Contract Option multiplied by the total Contract Value eligible for rebalancing:
▪ For the 1-year Fixed Account Option, the amount allocated at the 1 st Contract Anniversary would be $51,750.00 ($103,500 * 50% = $51,750.00).
▪ For the 3-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 1 st Contract Anniversary would be $51,750.00 ($103,500 * 50% = $51,750.00).

Contract Option	1-Year Fixed Account Option	3-Year S&P 500 Cap with Buffer	Short Duration Fixed Account Option
Initial Premium [A]	$100,000.00
Allocation (%) [B]	50%	50%	0%
Allocation ($) [C] = [A] × [B]	$50,000.00	$50,000.00	$0.00
Interest Rate / Index Adjustment [D]	1.00%	6.00%	N/A
Contract Value Before Intra-Term Performance Lock [E] = [C] × (1+[D])	$50,500.00	$53,000.00	$0.00
Contract After Intra-Term Performance Lock at 1st Contract Anniversary [F]	$50,500.00	$0.00	$53,000.00
Contract Option Eligible for Rebalancing [G] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes	Yes
Total Contract Value Eligible for Rebalancing [H] = Sum of row [E] if row [G] = “Yes”	$103,500.00
Total Allocation Percentage Ineligible for Automatic Rebalancing [I] = Sum of row [B] if row [G] = “No”	0.00%

Adjusted Allocation Percentage [J] = [B] / (1-[I]) if [G] = “Yes”, “N/A” otherwise	50.00%	50.00%	0.00%
Allocation at 1st Contract Anniversary [K] = [H] × [J] if [G] = “Yes”, "N/A" Otherwise	$51,750.00	$51,750.00	$0.00
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [L] = [K] - [F] if [G] = "Yes", 0 Otherwise	$1,250.00	$51,750.00	-$53,000.00

Withdrawal Charge Examples

Example 11: This example demonstrates the calculation of withdrawal charges when there are no earnings under different potential withdrawal amounts.

• For this example, assume you have an initial Premium of $100,000 and your first-year Withdrawal Charge Percentage is 8%. Your Contract Value is $100,000, your Remaining Premium is $100,000, and your earnings are $0.
• Your free withdrawal amount is calculated as 10% of Remaining Premium during each Contract Year that would otherwise incur a Withdrawal Charge minus earnings. Your free withdrawal amount is $10,000 (10% * $100,000 – $0 = $10,000).
• Your total Withdrawal Charge is calculated as the Remaining Premium minus the free withdrawal amount, then multiplied by the Withdrawal Charge Percentage. Your total Withdrawal Charge is $7,200 (($100,000 - $10,000) * 8% = $7,200). Your Withdrawal Value is $92,800 ($100,000 - $7,200 = $92,800)
• If you were to take a withdrawal of $6,000:
▪ Your Contract Value becomes $94,000 ($100,000 - $6,000 = $94,000).
▪ There is no Withdrawal Charge on the withdrawal since the withdrawal amount is less than or equal to the free withdrawal amount plus earnings.
▪ Your net amount received for the withdrawal is $6,000, which is equal to the requested withdrawal amount minus Withdrawal Charges ($6,000 - $0 Withdrawal Charge = $6,000).
▪ The Remaining Premium becomes $94,000 ($100,000 - $6,000 = $94,000).
▪ Your remaining free withdrawal amount for the Contract Year is $4,000 ($10,000 - $6,000 = $4,000).
▪ Your remaining total Withdrawal Charge remains $7,200 (($94,000 - $4,000) * 8% = $7,200).
▪ Your remaining Withdrawal Value is $86,800 ($94,000 - $7,200 = $86,800).
• If you were to take a withdrawal of $10,000:
▪ Your Contract Value becomes $90,000 ($100,000 - $10,000 = $90,000).
▪ There is no Withdrawal Charge on the withdrawal since the withdrawal amount is less than or equal to the free withdrawal amount plus earnings.
▪ Your net amount received for the withdrawal is $10,000, which is equal to the requested withdrawal amount minus Withdrawal Charges ($10,000 - $0 Withdrawal Charge = $10,000).
▪ The Remaining Premium becomes $90,000 ($100,000 - $10,000 = $90,000).
▪ Your remaining free withdrawal amount for the Contract Year is $0.
▪ Your remaining total Withdrawal Charge remains $7,200 (($90,000 - $0) * 8% = $7,200).
▪ Your remaining Withdrawal Value is $82,800 ($90,000 - $7,200 = $82,800).
• If you were to take a withdrawal of $20,000:
▪ Your Contract Value becomes $80,000 ($100,000 - $20,000 = $80,000).
▪ A Withdrawal Charge would be assessed on the withdrawal since the withdrawal amount is greater than the free withdrawal amount plus earnings. The Withdrawal Charge is calculated as the withdrawal amount minus earnings minus the free withdrawal amount, then multiplied by the Withdrawal Charge Percentage. The Withdrawal Charge is $800 (($20,000 - $0 - $10,000) * 8% = $800).
▪ Your net amount received for the withdrawal is $19,200 , which is equal to the requested withdrawal amount minus Withdrawal Charges ($20,000 - $800 Withdrawal Charge = $19,200).
▪ The Remaining Premium becomes $80,000 ($100,000 - $20,000 = $80,000).
▪ Your remaining free withdrawal amount for the Contract Year is $0.
▪ Your remaining total Withdrawal Charge becomes $6,400 (($80,000 - $0) * 8% = $6,400)
▪ Your remaining Withdrawal Value is $73,600 ($80,000 - $6,400 = $73,600).

Example 12: This example demonstrates the calculation of withdrawal charges when there are earnings under different potential withdrawal amounts.

• For this example, assume you have an initial Premium of $100,000 and your first-year Withdrawal Charge Percentage is 8%. Your Contract Value is $104,000, your Remaining Premium is $100,000, and your earnings are $4,000.
• Your free withdrawal amount is calculated as 10% of Remaining Premium during each Contract Year that would otherwise incur a Withdrawal Charge minus earnings. Your free withdrawal amount is $6,000 (10% * $100,000 – $4,000 = $6,000).
• Your total Withdrawal Charge is calculated as the Remaining Premium minus the free withdrawal amount, then multiplied by the Withdrawal Charge Percentage. Your total Withdrawal Charge is $7,520 (($100,000 - $6,000) * 8% = $7,520). Your Withdrawal Value is $92,800 ($104,000 - $7,520 = $96,480)
• If you were to take a withdrawal of $6,000:
▪ Your Contract Value becomes $98,000 ($104,000 - $6,000 = $98,000).
▪ There is no Withdrawal Charge on the withdrawal since the withdrawal amount is less than or equal to the free withdrawal amount plus earnings.
▪ Your net amount received for the withdrawal is $6,000, which is equal to the requested withdrawal amount minus Withdrawal Charges ($6,000 - $0 Withdrawal Charge = $6,000).
▪ Your Earnings ($4,000) are fully withdrawn and become $0, as withdrawals come first from earnings and withdrawals free of Withdrawal Charges. The remaining $2,000 ($6,000 - $4,000) is taken from Remaining Premium.
▪ The Remaining Premium becomes $98,000 ($100,000 - $2,000 = $98,000).
▪ Your remaining free withdrawal amount for the Contract Year is $4,000 ($6,000 - $2,000 = $4,000).
▪ Your remaining total Withdrawal Charge remains $7,520 (($98,000 - $4,000) * 8% = $7,520)
▪ Your remaining Withdrawal Value is $90,480 ($98,000 - $7,520 = $90,480)
• If you were to take a withdrawal of $10,000:
▪ Your Contract Value becomes $94,000 ($104,000 - $10,000 = $94,000).
▪ There is no Withdrawal Charge on the withdrawal since the withdrawal amount is less than or equal to the free withdrawal amount plus earnings.
▪ Your net amount received for the withdrawal is $10,000, which is equal to the requested withdrawal amount minus Withdrawal Charges ($10,000 - $0 Withdrawal Charge = $10,000).
▪ Your Earnings ($4,000) are fully withdrawn and become $0, as withdrawals come first from earnings and withdrawals free of Withdrawal Charges. The remaining $6,000 ($10,000 - $4,000) is taken from Remaining Premium.
▪ The Remaining Premium becomes $94,000 ($100,000 - $6,000 = $94,000).
▪ Your remaining free withdrawal amount for the Contract Year is $0 ($6,000 - $6,000 = $0).
▪ Your remaining total Withdrawal Charge remains $7,520 (($94,000 - $0) * 8% = $7,520)
▪ Your remaining Withdrawal Value is $86,480 ($94,000 - $7,520 = $86,480)
• If you were to take a withdrawal of $20,000:
▪ Your Contract Value becomes $84,000 ($104,000 - $20,000 = $84,000).
▪ A Withdrawal Charge would be assessed on the withdrawal since the withdrawal amount is greater than the free withdrawal amount plus earnings. The Withdrawal Charge is calculated as the withdrawal amount minus earnings minus the free withdrawal amount, then multiplied by the Withdrawal Charge Percentage. The Withdrawal Charge is $800 (($20,000 - $4,000 - $6,000) * 8% = $800).
▪ Your net amount received for the withdrawal is $19,200, which is equal to the requested withdrawal amount minus Withdrawal Charges ($20,000 - $800 Withdrawal Charge = $19,200).
▪ Your Earnings ($4,000) are fully withdrawn and become $0, as withdrawals come first from earnings and withdrawals free of Withdrawal Charges. The remaining $16,000 ($20,000 - $4,000) is taken from Remaining Premium.
▪ The Remaining Premium becomes $84,000 ($100,000 - $16,000 = $84,000).
▪ Your remaining free withdrawal amount for the Contract Year is $0.
▪ Your remaining total Withdrawal Charge becomes $6,720 (($84,000 - $0) * 8% = $6,720)
▪ Your remaining Withdrawal Value is $77,280 ($84,000 - $6,720 = $77,280)

APPENDIX B: INDEX DISCLOSURES

References to "Jackson" and "Jackson National Life Insurance Company" in the following disclosures include Jackson of NY, which is a subsidiary of Jackson National Life Insurance Company. References to "Jackson Product" refer to the Jackson Market Link Pro II registered index-linked annuity that is the subject of this prospectus.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Jackson. Standard & Poor's®, S&P® and S&P 500® are registered trademarks of S&P Global, Inc. or its affiliates ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Jackson. It is not possible to invest directly in an index. Jackson's product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Jackson's products or any member of the public regarding the advisability of investing in securities generally or in Jackson's product(s) particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices' only relationship to Jackson with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Jackson or the Jackson's products. S&P Dow Jones Indices have no obligation to take the needs of Jackson or the owners of Jackson's product(s) into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Jackson's product(s). There is no assurance that investment products based on the S&P 500 Index will accurately track Index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY JACKSON, OWNERS OF THE JACKSON'S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOT DOES S&P DOW JONES INDIES HAVE ANY CONTROL OVER, THE JACKSON PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND JACKSON, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

THIS ANNUITY IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JACKSON. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS ANNUITY OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANNUITIES GENERALLY OR IN THIS ANNUITY PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS ANNUITY OR THE ISSUER OR OWNERS OF THIS ANNUITY OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS ANNUITY OR ANY OTHER PERSON OR ENTITY INTO
B-1

CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS ANNUITY TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS ANNUITY IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS ANNUITY OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS ANNUITY.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE ANNUITY, OWNERS OF THE ANNUITY, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Jackson Product has been developed solely by Jackson National Life Insurance Company. The Jackson Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the "LSE Group"). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell 2000® Index (the "Index") vest in the relevant LSE Group company which owns the Index. "Russell®" and "Russell 2000®" are a trade mark(s) of the relevant LSE Group company and are used by any other LSE Group company under license.

The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Jackson Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Jackson Product or the suitability of the Index for the purpose to which it is being put by Jackson National Life Insurance Company.

B-2

Dealer Prospectus Delivery Obligations. All dealers that effect transactions in these securities are required to deliver a prospectus.
C-1

THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

[TO BE UPDATED BY AMENDMENT]
The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:

SEC Registration Fees:        $
Printing and engraving:        $
Accounting fees and expenses:    $
Legal fees and expenses:        $

Total estimated expenses:        $

Item 14. Indemnification of Directors and Officers

Provision is made in the Company's By-Laws for indemnification by the Company of any person who was or is a party or is threatened to be made a party to a civil, criminal, administrative or investigative action by reason of the fact that such person is or was a director, officer or employee of the Company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, to the extent and under the circumstances permitted by the laws of the State of New York.

In the event that a claim for indemnification against liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Not applicable.

Item 16. Exhibits and Financial Statement Schedules

[TO BE UPDATED BY AMENDMENT]

(a) Exhibits

Exhibit Description
No.

1.1    Specimen of Selling Agreement (N2565 06/14), incorporated herein by reference to JNLNY Separate Account I’s Post-Effective Amendment No. 13, filed on September 11, 2014 (File Nos. 333-183046 and 811-08401).

1.2    Amended and Restated General Distributor Agreement dated June 1, 2006, incorporated herein by reference to Jackson National Separate Account - I's Registration Statement filed on August 10, 2006 (File Nos. 333-136472 and 811-08664).

3.1    Declaration and Charter of Depositor, incorporated herein by reference to JNLNY Separate Account I's Registration Statement filed on October 3, 1997 (File Nos. 333-37175 and 811-08401).

3.2(a)    By-laws of Registrant, incorporated herein by reference to JNLNY Separate Account I’s Registration Statement filed on October 3, 1997 (File Nos. 333-37175 and 811-08401).

3.2(b)    Amended By-Laws of Jackson National Life Insurance Company of New York, incorporated herein by reference to JNLNY Separate Account I’s Post-Effective Amendment No. 4, filed on April 23, 2013 (File Nos. 333-183046 and 811-08401).

4.(a)*    Form of Single Premium Individual Deferred Registration Index-Linked Annuity Contract (RILA290NY), attached hereto.

4.(b)*    Form of Single Premium Individual Deferred Registration Index-Linked Annuity Contract (RILA292NY), attached hereto.

4.(c)*    Form of Unisex Contract Endorsement (7789NY), attached hereto.

4.(d)*    Form of Individual Single Premium Deferred Registered Index-Linked Annuity Application (NR290 04/24), attached hereto.

4.(e)*    Form of Cap with Buffer Crediting Method Endorsement (7790NY-CB), attached hereto.

4.(f)*    Form of Performance Trigger with Buffer Crediting Method Endorsement (7790NY-PTB), attached hereto.

4.(g)*    Form of Supplemental Contract Data Pages (7790NY-S), attached hereto.

5.1    Opinion re legality, to be filed by amendment.

10.1    To be updated by amendment.

21.1    Subsidiaries of the Registrant, to be filed by amendment.

23.1    Consent of Independent Registered Public Accounting Firm, to be filed by amendment.

24.1*    Power of Attorney, attached hereto.

107*    Calculation of Filing Fee Tables, attached hereto.

*Filed herewith.
†Identifies each management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules

[TO BE UPDATED BY AMENDMENT]

Schedule I.    Summary of Investments — Other than Investments in Related Parties, to be filed by amendment.

Schedule III.    Supplemental Insurance Information, to be filed by amendment.

Schedule IV.    Reinsurance, to be filed by amendment.

Schedule V.    Valuation and Qualifying Accounts, to be filed by amendment.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

As required by the Securities Act of 1933, the Registrant certifies that it meets the requirements for filing on Form S-1 and has caused this Initial Registration Statement to be signed on its behalf, in the City of Lansing, and State of Michigan on this 13th day of December, 2023.

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
(Registrant)

By: /s/ Scott J. Golde
Scott J. Golde
Senior Vice President,
Deputy General Counsel

As required by the Securities Act of 1933, this Initial Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

*/s/ Laura L. Prieskorn	December 13, 2023
Laura L. Prieskorn, Chief Executive Officer and President

*/s/ Marcia L. Wadsten	December 13, 2023
Marcia L. Wadsten, Executive Vice President and Chief Financial Officer

*/s/ Don W. Cummings	December 13, 2023
Don W. Cummings, Senior Vice President and Chief Accounting Officer

*/s/ Barret M. Bonemer	December 13, 2023
Barret M. Bonemer, Vice President and Director

*/s/ Scott E. Romine	December 13, 2023
Scott E. Romine, Executive Vice President, Chairman and Director

*/s/ Byron P. Thompson	December 13, 2023
Byron P. Thompson, Director

*/s/ Robert K. Butler	December 13, 2023
Robert K. Butler, Director

*/s/ Patrick G. Boyle	December 13, 2023
Patrick G. Boyle, Director

*/s/ R. Kevin Clinton	December 13, 2023
R. Kevin Clinton, Director

*/s/ Nancy F. Heller	December 13, 2023
Nancy F. Heller, Director

* By: /s/ Scott J. Golde
Scott J. Golde as Attorney-in-Fact,
pursuant to Power of Attorney filed herewith.

INDEX TO EXHIBITS

Exhibit No.    Description

4.(a)*    Form of Single Premium Individual Deferred Registration Index-Linked Annuity Contract (RILA290NY).

4.(b)*    Form of Single Premium Individual Deferred Registration Index-Linked Annuity Contract (RILA292NY).

4.(c)*    Form of Unisex Contract Endorsement (7789NY).

4.(d)*    Form of Individual Single Premium Deferred Registered Index-Linked Annuity Application (NR290 04/24).

4.(e)*    Form of Cap with Buffer Crediting Method Endorsement (7790NY-CB).

4.(f)*    Form of Performance Trigger with Buffer Crediting Method Endorsement (7790NY-PTB).

4.(g)*    Form of Supplemental Contract Data Pages (7790NY-S).

24.1*    Power of Attorney.

107*    Calculation of Filing Fee Tables